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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MACK-CALI REALTY CORPORATION
11 Commerce Drive
Cranford, New Jersey 07016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 13, 2003

To Our Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Mack-Cali Realty Corporation (the "Company") will be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302 on May 13, 2003 at 2:00 p.m., local time, for the following purposes:

  1.
  To elect four persons to the Board of Directors of the Company, each to serve a three-year term and until their respective successors are elected and qualified.

  2.
  To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent accountants, as the Company's independent accountants for the ensuing year.

  3.
  To consider and vote upon a proposal to approve and adopt an amendment to, and restatement of, the 2000 Director Stock Option Plan to provide for the issuance of restricted stock and other stock-based awards to members of the Board of Directors of the Company.

        The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        All stockholders of record as of the close of business on April 4, 2003 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,
/s/ ROGER W. THOMAS Roger W. Thomas Secretary

April 9, 2003
Cranford, New Jersey

        THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

MACK-CALI REALTY CORPORATION
11 Commerce Drive
Cranford, New Jersey 07016

PROXY STATEMENT

General Information

        This Proxy Statement is furnished to stockholders of Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, May 13, 2003, at 2:00 p.m., local time, at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302, and any adjournment or postponement thereof.

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card are first being mailed to the Company's stockholders on or about April 9, 2003.

Solicitation and Voting Procedures

        Solicitation.    The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company intends to use the services of MacKenzie Partners, Inc., 105 Madison Avenue, 14th Floor, New York, New York 10016, in soliciting proxies and, in such event, the Company expects to pay an amount not to exceed $10,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically, electronically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

        Householding of Proxy Materials.    In accordance with a notice sent previously to beneficial owners holding shares in street name (for example, through a bank, broker or other holder of record) and who share a single address with other similar holders, only one Annual Report and Proxy Statement is being sent to that address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. Any of such beneficial owners may discontinue householding by writing to the address or calling the telephone number provided for such purpose by their holder of record. Any such stockholder may also request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting the Company at (908) 272-8000 or by writing to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016. Other beneficial owners holding shares in street name may be able to initiate householding if their holder of record has chosen to offer such service, by following the instructions provided by the record holder.

        Voting.    Stockholders of record may authorize the proxies named in the enclosed proxy card to vote their shares of Common Stock in the following manner:

  •
  by mail, by marking the enclosed proxy card, signing and dating it, and returning it in the postage-paid envelope provided;

  •
  by telephone, by dialing the toll-free telephone number 1-877-779-8683, within the United States or Canada, and following the instructions. Stockholders voting by telephone need not return the proxy card; and

  •
  through the Internet, by accessing the World Wide Web site http://www.eproxyvote.com/cli. Stockholders voting by the Internet need not return the proxy card.

        Revocability of Proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given or by delivering to Roger W. Thomas, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of your intention to vote in person.

        Voting Procedure.    The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 4, 2003 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 57,627,429 shares of Common Stock outstanding. Under Maryland law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

        Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The New York Stock Exchange (the "NYSE") permits member organizations to give proxies, whether or not instructions have been received from beneficial owners, to vote as to the election of directors and also on matters of the type contained in Proposal Nos. 2 and 3. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of each of the four nominees for director named below and FOR Proposal Nos. 2 and 3. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or Proposal No. 2, but will have the same effect as a negative vote on Proposal No. 3 (unless, with respect to such Proposal No. 3, the total votes cast on the Proposal represent more than 50% in interest of all securities entitled to vote on the Proposal, in which event abstentions and broker non-votes will not have any effect on the result of the vote on Proposal No. 3). Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        The following table sets forth information as of March 25, 2003 with respect to each person or group who is known by the Company, in reliance on Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"), to beneficially own more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual or group listed with sole voting and/or investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(1)
The Mack Group(2)	9,750,002	14.5%
Cohen & Steers Capital Management, Inc.(3)	5,485,345	9.5%
Security Capital Research and Management Incorporated(4)	5,236,451	9.1%
Deutsche Bank AG(5)	3,792,691	6.6%

(1)
The total number of shares outstanding used in calculating this percentage does not include 14,042,537 shares reserved for issuance upon redemption or conversion of outstanding units of limited partnership interest ("Units") in Mack-Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), through which the Company conducts its real estate activities or

  7,340,023 shares reserved for issuance upon the exercise of stock options or stock warrants granted or reserved for possible grant to certain employees and directors of the Company, except in all cases where such Units, stock options or stock warrants are owned by the reporting person or group. This information is as of March 25, 2003.

(2)
Address: 11 Commerce Drive, Cranford, New Jersey 07016. The Mack Group (which is not a legal entity) is composed of, among others, William L. Mack, the Chairman of the Board of Directors of the Company, Earle I. Mack, a director of the Company, David Mack and Fredric Mack, each a member of the Company's Advisory Board, their immediate family members and related trusts, and Mitchell E. Hersh, the Chief Executive Officer and a director of the Company. Share information is furnished in reliance on the Schedule 13G dated February 14, 2003 of the Mack Group filed with the SEC, which represents holdings as of December 31, 2002. This number represents shares for which the Mack Group has shared dispositive and voting power, and includes 3,277,818 common Units and 205,499 preferred Units convertible into 5,930,708 common Units, for a total of 9,208,526 common Units, redeemable for shares of Common Stock on a one-for-one basis, and 478,976 vested stock options and warrants to purchase shares of Common Stock.

(3)
Address: 757 Third Avenue, New York, New York 10017. Based upon information provided to the Company by Cohen & Steers Capital Management, Inc. ("Cohen & Steers"), the Company believes that such shares are held for investment advisory clients and that Cohen & Steers disclaims beneficial ownership of those shares. Share information is furnished in reliance on the Schedule 13G dated February 14, 2003 of Cohen & Steers filed with the SEC, which represents holdings as of December 31, 2002. This number represents shares for which Cohen & Steers has sole dispositive power and includes 5,080,045 shares for which it has sole voting power.

(4)
Address: 11 South LaSalle Street, 2nd Floor, Chicago, Illinois 60603. Share information is furnished in reliance on the Schedule 13G dated February 13, 2003 of Security Capital Research and Management Incorporated ("SCR&M") filed with the SEC, which represents holdings as of December 31, 2002. This number represents shares for which SCR&M has shared dispositive and voting power.

(5)
Address: Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany. Share information is furnished in reliance on the Schedule 13G dated February 10, 2003 of Deutsche Bank AG ("Deutsche") filed with the SEC, which represents holdings as of December 31, 2002. This number represents shares for which Deutsche has sole and shared dispositive and voting power by virtue of its position as the parent of RREEF America, L.L.C., Deutsche Investment Management Americas Inc. and Deutsche Bank Trust Company America and includes (i) 5,750 shares for which it has shared voting power and (ii) 476,650 shares for which it has shared dispositive power. This number reflects the securities beneficially owned by the Private Clients and Asset Management business group of Deutsche and its subsidiaries and affiliates ("DBAG"), but does not reflect securities, if any, beneficially owned by any other business group of DBAG.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's charter divides the Company's Board of Directors into three classes, with the members of each such class serving staggered three-year terms. The Board of Directors presently consists of thirteen members as follows: Class I directors, Brendan T. Byrne, Martin D. Gruss, Vincent Tese and Roy J. Zuckerberg, whose terms expire in 2004; Class II directors, Nathan Gantcher, Earle I. Mack, William L. Mack and Alan G. Philibosian, whose terms expire in 2005; and Class III directors, John J. Cali, John R. Cali, Mitchell E. Hersh, Irvin D. Reid and Robert F. Weinberg, whose terms expire in 2003.

        At the Annual Meeting, the stockholders will elect four directors to serve as Class III directors. The Class III directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2006 and until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. The Board of Directors, acting upon the unanimous recommendation of its Nominating Committee, has nominated Martin S. Berger, John R. Cali, Mitchell E. Hersh and Irvin D. Reid for election as Class III directors at the Annual Meeting. In the event any nominee is unable or unwilling to serve as a Class III director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the By-laws of the Company. At the conclusion of the Annual Meeting, the Board of Directors will consist of twelve members with each Class having four directors.

        Martin S. Berger, director nominee, served as a member of the Board of Directors of the Company from 1998 until 2001 and served as Chairman of the Strategic Planning Committee of the Board of Directors of the Company from 2000 until 2001. Mr. Berger currently serves as a member of the Advisory Board of the Company. Prior to joining the Company, Mr. Berger served as co-chairman and general partner of The Robert Martin Company since its founding in 1957. Mr. Berger is chairman of the board and chief executive officer of City & Suburban Federal Savings Bank, president of the Construction Industry Foundation, and a board member of The White Plains Hospital Medical Center. Mr. Berger holds a B.S. degree in finance from New York University. Mr. Berger has served as a member of the Company's Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's acquisition of 65 Class A properties from The Robert Martin Company LLC in January 1997, which was modified at the time of the Company's combination with the Mack organization in December 1997. See "Certain Relationships and Related Transactions—Robert Martin Agreement."

        John R. Cali, director nominee, was appointed as a member of the Board of Directors of the Company and as a member of the Executive Committee of the Board of Directors of the Company in 2000. Mr. Cali served as Executive Vice President—Development of the Company until June 2000, and as Chief Administrative Officer of the Company until December 1997. In addition, Mr. Cali was a principal of Cali Associates and served as a member of its Long Range Planning Committee from 1981 to 1994 and its Executive Committee from 1987 to 1994 and was responsible for the development of Cali Associates' office system and the management of its office personnel. Mr. Cali also developed and organized the leasing and property management departments of Cali Associates and he was responsible for directing the development functions of the Company. Mr. Cali is a member of the University of Pennsylvania Board of Penn Medicine and serves as a member of its Finance Committee. Mr. Cali has a M.Ed. degree in counseling, organizational development and personnel from the University of Missouri. Mr. Cali serves as a member of the Board of Directors of the Company pursuant to an agreement dated as of June 27, 2000, among the Company and members of the Cali family. See "Certain Relationships and Related Transactions—Cali Agreement." Mr. Cali is the nephew of John J.

Cali, a member of the Company's Board of Directors until the Annual Meeting and, thereafter, a member of the Company's Advisory Board.

        Mitchell E. Hersh, director nominee, was appointed as a member of the Board of Directors of the Company and as a member of the Executive Committee of the Board of Directors of the Company in 1997. Mr. Hersh also has served as Chief Executive Officer of the Company since 1999. Mr. Hersh is responsible for the strategic direction and long-term planning for the Company. He is also responsible for creating and implementing the Company's capital markets strategy and overall investment strategy. Previously, Mr. Hersh held the position of President and Chief Operating Officer of the Company from 1997 to 1999. Prior to joining the Company, Mr. Hersh served as a partner of the Mack organization since 1982 and as chief operating officer of the Mack organization since 1990, where he was responsible for overseeing the development, operations, leasing and acquisitions of the Mack organization's office and industrial portfolio. Mr. Hersh serves on the board of directors of the National Association of Real Estate Investment Trusts (NAREIT) and the New Jersey Chapter of the National Association of Industrial and Office Properties (NAIOP). Mr. Hersh has a B.A. degree in architecture from Ohio University. Mr. Hersh serves as a member of the Board of Directors of the Company pursuant to an agreement with the Company entered into at the time of the Company's combination with the Mack organization in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement."

        Irvin D. Reid, director nominee, was appointed as a member of the Board of Directors of the Company in 1994 and served as chairman of the Audit Committee of the Board of Directors of the Company from 1998 through 2002. Dr. Reid currently serves as a member of the Company's Audit Committee. Dr. Reid also serves as president of Wayne State University in Michigan. Prior to becoming the president of Wayne State University, Dr. Reid served as president of Montclair State University (formerly Montclair State College) in New Jersey from 1989 to 1997, and held positions of dean, School of Business Administration, and John Stagmaier Professor of Economics and Business Administration at the University of Tennessee at Chattanooga. Dr. Reid also is a member of the Federal Reserve Board of Chicago-Detroit Branch and of the Handleman Company. Dr. Reid received his B.S. degree and M.S. degree in general and experimental psychology from Howard University. He earned his M.A. and Ph.D. degrees in business and applied economics from The Wharton School of the University of Pennsylvania.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information as of March 25, 2003 for (i) the members of the Board of Directors of the Company, (ii) the executive officers of the Company and (iii) the directors and executive officers of the Company as a group:

Name and Position	Age	First Elected	Term Expires	Number of Shares(1)(2)	Percent of Shares Outstanding (%)(3)	Percent of Shares Outstanding (calculated on a fully-diluted basis)(%)(4)
William L. Mack, Chairman of the Board(5)	63	1997	2005	3,483,442(11)	5.71	4.66
Mitchell E. Hersh, Chief Executive Officer and Director(5)	52	1997	2003	623,900(12)	1.07	*
Timothy M. Jones, President.	47	—	—	490,575(13)	*	*
Barry Lefkowitz, Executive Vice President and Chief Financial Officer	41	—	—	196,587(14)	*	*
Roger W. Thomas, Executive Vice President, General Counsel and Secretary	45	—	—	189,798(15)	*	*
Michael A. Grossman, Executive Vice President	41	—	—	125,101(16)	*	*
Martin S. Berger(6)	72	1998	—	539,532(17)	*	*
Brendan T. Byrne, Director(7)	78	1994	2004	25,600(18)	*	*
John R. Cali, Director(5)(8)	55	2000	2003	358,106(19)	*	*
Nathan Gantcher, Director(5)(9)(7)	62	1999	2005	45,000(20)	*	*
Martin D. Gruss, Director(10)	60	1997	2004	33,000(21)	*	*
Earle I. Mack, Director	66	1997	2005	2,312,854(22)	3.86	3.09
Alan G. Philibosian, Director(9)(10)	49	1997	2005	28,500(23)	*	*
Irvin D. Reid, Director(7)	62	1994	2003	10,000(24)	*	*
Vincent Tese, Director(9)(10)	60	1997	2004	35,000(25)	*	*
Roy J. Zuckerberg, Director(5)(7)	66	1999	2004	40,000(26)	*	*

All directors and executive officers as a group				8,536,995(27)	13.02	11.41

*
Beneficial Ownership of less than 1.0% is omitted.

(1)
The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, common Units are redeemable into shares of Common Stock on a one-for-one basis.

(2)
Except as otherwise noted below, all shares of Common Stock, common Units, preferred Units (as converted into common Units), vested options, vested warrants and all restricted stock are owned beneficially by the individual listed with sole voting and/or investment power.

(3)
Assumes redemption or conversion of only the Units in the Operating Partnership beneficially owned by such owner into shares of Common Stock (disregarding any waiting periods before such redemption is legally permitted) and the exercise of vested options and vested warrants, and all restricted stock held only by such owner.

(4)
Assumes redemption or conversion of all outstanding Units in the Operating Partnership into shares of Common Stock (disregarding any waiting periods before such redemption is legally permitted) and the exercise of all vested options and vested warrants, and all restricted stock.

(5)
Member of the Executive Committee of the Board of Directors.

(6)
In connection with the Company's acquisition of 65 Class A properties from the Robert Martin Company LLC ("Robert Martin") in January 1997, the Company granted Robert Martin the right to designate one member to the Board of Directors of the Company for six years ending at the Annual Meeting (the "RM Board Seat"). Robert Martin designated Martin S. Berger and Robert F. Weinberg to jointly share the RM Board

  Seat. Mr. Weinberg served as a member of the Board of Directors from January 31, 1997 until December 1, 1998, at which time Mr. Weinberg resigned and Mr. Berger was appointed to serve in such capacity. Mr. Berger served as a member of the Board of Directors of the Company from December 1, 1998 until March 6, 2001, at which time Mr. Berger resigned and Mr. Weinberg was appointed to serve in such capacity until the Annual Meeting. Since the Company is nominating for re-election a designee of Robert Martin at the Annual Meeting, Mr. Berger and Mr. Weinberg have agreed that Mr. Berger will be so nominated and the seat will be rotated between Mr. Berger and Mr. Weinberg every 12 months commencing on the 12 month anniversary of the Annual Meeting. When not serving on the Board of Directors, Mr. Berger or Mr. Weinberg, as appropriate, will serve as a member of the Advisory Board. See "Certain Relationships and Related Transactions—Robert Martin Agreement." Mr. Weinberg owns 542,532 shares of the Company's Common Stock, which includes 521,532 shares of Common Stock that may be issued upon the redemption of all of Mr. Weinberg's limited partnership interests in the Operating Partnership, vested options to purchase 20,000 shares of the Company's Common Stock, and 1,000 shares of Common Stock owned by Mr. Weinberg's wife.

(7)
Member of the Audit Committee of the Board of Directors.

(8)
Pursuant to the Cali Agreement, as more fully described under "Certain Relationships and Related Transactions—Cali Agreement," the Company has agreed to nominate one designee of the Cali family for election to the Board of Directors at each of the Annual Meeting and the Company's 2006 annual meeting of stockholders. In compliance with this requirement, the Company has nominated John R. Cali for re-election at the Annual Meeting. See "Certain Relationships and Related Transactions—Cali Agreement." John J. Cali has resigned from the Board of Directors, effective immediately following the Annual Meeting, and will become, at that time, a member of the Company's Advisory Board. John J. Cali owns 530,170 shares of the Company's Common Stock, which includes (i) 290,561 shares of Common Stock that may be issued upon the redemption of all of John J. Cali's limited partnership interests in the Operating Partnership, (ii) 189,889 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by members of John J. Cali's immediate family and trusts of which he is a trustee and (iii) vested options to purchase 48,569 shares of Common Stock.

(9)
Member of the Nominating Committee of the Board of Directors.

(10)
Member of the Executive Compensation and Option Committee of the Board of Directors.

(11)
Includes 2,447,113 shares of Common Stock that may be issued upon the redemption of all of William L. Mack's limited partnership interests in the Operating Partnership, 179,560 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by members of William L. Mack's immediate family and trusts of which he is a trustee and vested options to purchase 23,000 shares of Common Stock. Also includes 833,769 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by trusts of which Mr. Mack or his wife is a trustee, of which Mr. Mack disclaims beneficial ownership.

(12)
Includes 121,424 shares of Common Stock that may be issued upon the redemption of all of Mitchell E. Hersh's limited partnership interests in the Operating Partnership. Also includes vested warrants to purchase 339,976 shares of Common Stock and vested options to purchase 40,000 shares of Common Stock.

(13)
Includes 102,280 shares of Common Stock that may be issued upon the redemption of all of Timothy M. Jones' limited partnership interests in the Operating Partnership. Also includes vested warrants to purchase 170,000 shares of Common Stock and vested options to purchase 144,295 shares of Common Stock.

(14)
Includes vested options to purchase 117,137 shares of Common Stock.

(15)
Includes vested options to purchase 117,137 shares of Common Stock.

(16)
Includes vested warrants to purchase 15,000 shares of Common Stock and vested options to purchase 59,582 shares of Common Stock.

(17)
Includes 521,532 shares of Common Stock that may be issued upon the redemption of all of Mr. Berger's limited partnership interests in the Operating Partnership and vested options to purchase 18,000 shares of Common Stock.

(18)
Includes vested options to purchase 25,000 shares of Common Stock.

(19)
Includes 164,225 shares of Common Stock that may be issued upon the redemption of all of John R. Cali's limited partnership interests in the Operating Partnership. Also includes vested options to purchase 115,295 shares of Common Stock.

(20)
Includes vested options to purchase 15,000 shares of Common Stock. Also includes 5,000 shares of Common Stock held by a partnership and 5,000 shares of Common Stock held by a foundation, to which Mr. Gantcher possesses sole or shared dispositive or voting power.

(21)
Includes 10,000 shares of Common Stock held by trusts of which Mr. Gruss is a trustee. Also includes vested options to purchase 23,000 shares of Common Stock.

(22)
Includes 2,110,265 shares of Common Stock that may be issued upon the redemption of all of Earle I. Mack's limited partnership interests in the Operating Partnership and 179,589 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by members of Earle I. Mack's immediate family and trusts of which he is a trustee. Also includes vested options to purchase 23,000 shares of Common Stock.

(23)
Includes 250 shares of Common Stock owned by Mr. Philibosian's family of which Mr. Philibosian disclaims beneficial ownership. Also includes vested options to purchase 28,000 shares of Common Stock.

(24)
Includes vested options to purchase 10,000 shares of Common Stock.

(25)
Includes vested options to purchase 23,000 shares of Common Stock.

(26)
Includes vested options to purchase 15,000 shares of Common Stock.

(27)
Includes all restricted stock, together with 5,466,839 shares of Common Stock that may be issued upon the redemption of all of the executive officers' and directors' limited partnership interests in the Operating Partnership. Includes 1,192,918 shares of Common Stock that may be issued upon the conversion and/or redemption of all of the limited partnership interests in the Operating Partnership held by members of the directors' and executive officers' immediate families, trusts of which they or their wives are trustees or entities over which they possess sole or shared dispositive or voting power. Also includes vested options to purchase 796,446 shares of Common Stock and vested warrants to purchase 524,976 shares of Common Stock held by directors and executive officers.

        Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1—Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

        William L. Mack has served as a member of the Board of Directors of the Company since 1997 and as its Chairman since 2000. Mr. Mack also serves as Chairman of the Company's Executive Committee. Prior to December 1997, Mr. Mack served as managing partner of the Mack organization, where he pioneered the development of large, Class A office properties and helped to increase the Mack organization's portfolio to approximately 20 million square feet. In addition, Mr. Mack is a founder and managing partner of Apollo Real Estate Advisors, L.P. Mr. Mack also currently serves as a member of the board of directors of The Bear Stearns Companies, Inc., where he is also a member of its Audit Committee, Metropolis Realty Trust, Inc., Metropolitan Regional Advisory Board of the Chase Manhattan Bank, Wyndham International, Inc. and Vail Resorts, Inc. Mr. Mack is a trustee and is on the executive committee of the North Shore-Long Island Jewish Health System. He also is a trustee of the University of Pennsylvania and serves on the board of overseers of The Wharton School. Mr. Mack attended The Wharton School of Business and Finance at the University of Pennsylvania and has a B.S. degree in business administration, finance and real estate from New York University. Mr. Mack serves as a member of the Board of Directors of the Company pursuant to an agreement with the Company entered into at the time of the Company's combination with the Mack organization in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of Earle I. Mack.

        John J. Cali has served as Chairman Emeritus of the Board of Directors of the Company since 2000. Mr. Cali served as Chairman of the Board of Directors of the Company from 1994 to June 2000, as a member of the Executive Committee of the Board of Directors of the Company from 1997 to June 2000 and as Chief Executive Officer of the Company from 1994 to 1995. In addition, Mr. Cali was a principal of Cali Associates and a member of its Executive and Long Range Planning Committees from 1949 to 1994. Mr. Cali co-founded Cali Associates in 1949. Mr. Cali serves as a member of the board of directors of The Garden State Cancer Center. Mr. Cali is also a member of the board of directors of The Montclair Economic Development Corp. Mr. Cali graduated from Indiana University. Mr. Cali serves as a member of the Board of Directors of the Company pursuant to an agreement dated as of June 27, 2000, among the Company and members of the Cali family. Mr. Cali is the uncle of John R. Cali. Mr. Cali has resigned from the Board of Directors, effective immediately following the Annual Meeting, and will become, at that time, a member of the Company's Advisory Board. See "Certain Relationships and Related Transactions—Cali Agreement."

        Timothy M. Jones has served as President of the Company since 1999. He is responsible for overseeing the portfolio management, leasing, development and operations areas of the Company. Previously, he served as Executive Vice President and Chief Investment Officer of the Company from 1997 to 1999. Prior to joining the Company, Mr. Jones served as executive vice president and chief operating officer of The Robert Martin Company, where he was responsible for the daily corporate operations and management of the firm's six-million square foot portfolio in New York and Connecticut. Prior to joining The Robert Martin Company, Mr. Jones served as a vice president in Chemical Bank's Real Estate Division, as president of Clifton Companies in Stamford, Connecticut and president of Federated National Company in State College, Pennsylvania. Mr. Jones has a B.A. degree in economics from Yale University and a Masters degree in business from Columbia University.

        Barry Lefkowitz has served as Chief Financial Officer of the Company since 1994, and as Executive Vice President of the Company since 1997. Mr. Lefkowitz oversees the firm's strategic financial planning and forecasting, financial accounting and reporting, capital markets activities and investor relations. Mr. Lefkowitz served as a Vice President of the Company from 1994 to 1997. Prior to joining the Company, Mr. Lefkowitz served as a senior manager with the international accounting firm of Deloitte & Touche LLP, specializing in real estate, with emphasis on mergers and acquisitions.

In addition to having served as co-chairman of the National Association of Real Estate Investment Trusts (NAREIT) Accounting Committee, he is a member of the American Institute of Certified Public Accountants (AICPA), the New Jersey Society of Certified Public Accountants (NJSCPA) and the New York State Society of Certified Public Accountants (NYSSCPA). Mr. Lefkowitz holds a B.S. degree in accounting from Brooklyn College.

        Roger W. Thomas has served as General Counsel of the Company since 1994, and as Executive Vice President and Secretary of the Company since 1997. Mr. Thomas' responsibilities include structuring and implementing the Company's acquisitions and mergers, corporate governance, supervising outside legal counsel, insuring legal compliance and the preparation of required disclosure documents. Mr. Thomas also assists the Company in investment strategies, financial activities, acquisitions and dispositions. Mr. Thomas served as a Vice President and Assistant Secretary of the Company from 1994 to 1997. Prior to joining the Company, Mr. Thomas was a partner at the law firm of Dreyer & Traub in New York, specializing in real estate and commercial transactions. Mr. Thomas holds a B.S.B.A. in finance and a J.D. degree (with honors) from the University of Denver.

        Michael A. Grossman has served as Executive Vice President of the Company since 2000. He is responsible for overseeing the Company's New York, Connecticut and Northern New Jersey (Bergen and Passaic counties) regions. Previously, Mr. Grossman served as Senior Vice President of the Company in 2000, and as Vice President of the Company from 1997 to January 2000. Prior to joining the Company, Mr. Grossman served as vice president of leasing for The Robert Martin Company since 1991, where he was responsible for leasing throughout Westchester and Fairfield counties. Mr. Grossman is a member of the Westchester Board of Realtors, Commercial and Industrial Division, treasurer of the National Association of Industrial and Office Parks from 1997 to 1998, and a member of the March of Dimes Real Estate Committee, Westchester chapter. Mr. Grossman attended the University of South Florida and is a graduate of New York City Technical College.

        Brendan T. Byrne has served as a member of the Board of Directors of the Company since 1994 and as a member of the Audit Committee of the Board of Directors since 1999. Governor Byrne became Chairman of the Company's Audit Committee in 2002. Governor Byrne served two consecutive terms as governor of the State of New Jersey prior to 1982 and has been a senior partner with Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein, a Roseland, New Jersey law firm, since 1982. Governor Byrne currently serves as a member of the board of directors of Chelsea Property Group, Inc. and serves as a member of its audit and compensation committees. Governor Byrne graduated from Princeton University's School of Public Affairs and received his LL.B from Harvard Law School.

        Nathan Gantcher has served as a member of the Board of Directors of the Company since 1999, as a member of the Audit Committee of the Board of Directors of the Company since 1999, and as a member of each of the Nominating Committee of the Board of Directors and the Executive Committee of the Board of Directors since 2000. Mr. Gantcher has served as the co-chairman, president and chief executive officer of Alpha Investment Management L.L.C. since 2001. Prior to joining Alpha Investment Management L.L.C., Mr. Gantcher was a private investor from 1999 to 2001. Mr. Gantcher served as vice chairman of CIBC Oppenheimer Corp. from 1997 to 1999. Prior to becoming vice chairman of CIBC Oppenheimer Corp., Mr. Gantcher served as co-chief executive officer of Oppenheimer & Co., Inc. Mr. Gantcher currently serves as chairman of the board of trustees of Tufts University and as a member of each of the Council of Foreign Relations and the Overseers Committee of the Columbia University Graduate School of Business. Mr. Gantcher also serves as a member of the board of directors of Neuberger Berman, a NYSE listed company, and serves as a member of its Audit and Compensation Committees. Mr. Gantcher received his A.B. in economics and biology from Tufts University and his M.B.A. from the Columbia University Graduate School of Business.

        Martin D. Gruss has served as a member of the Board of Directors of the Company since 1997 and as a member of the Executive Compensation and Option Committee of the Board of Directors since 1999. Mr. Gruss is the senior partner of Gruss & Co., a private investment firm. From 1989 to 1993, Mr. Gruss served as a director of Acme Metals Incorporated. Mr. Gruss currently serves as a member of the board of overseers of the Wharton School and as a trustee of the Lawrenceville School. Mr. Gruss has a B.S. degree in economics from the Wharton School of the University of Pennsylvania and a J.D. degree from New York University School of Law.

        Earle I. Mack has served as a member of the Board of Directors of the Company since 1997. Prior to December 1997, Mr. Mack served as senior partner, chief financial officer and a director of the Mack organization, where he pioneered the development of large, Class A office properties and helped to increase the Mack organization's portfolio to approximately 20 million square feet. Mr. Mack serves as a member of the board of directors of DiGiorgio/White Rose Corp. and as a member of its executive and executive compensation committees. Mr. Mack also is the chairman of the board of directors of the Benjamin N. Cardozo School of Law and the chairman emeritus of the New York State Council on the Arts. Mr. Mack has a B.S. degree in business administration from Drexel University and also attended Fordham Law School. Mr. Mack serves as a member of the Board of Directors of the Company pursuant to an agreement with the Company entered into at the time of the Company's combination with the Mack organization in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of William L. Mack.

        Alan G. Philibosian has served as a member of the Board of Directors of the Company and as a member of the Executive Compensation and Option Committee of the Board of Directors of the Company since 1997, and as a member of the Nominating Committee of the Board of Directors since 2000. Mr. Philibosian is an attorney practicing in Englewood, New Jersey, and since 1997 has his own practice. Mr. Philibosian served as a commissioner of The Port Authority of New York and New Jersey from January 1995 through January 2003. While Commissioner, he served as chairman of the audit, construction and vice-chairman of the finance committees. Mr. Philibosian also serves on the board of directors of NorCrown Bank, Livingston, New Jersey, and the Armenian Missionary Association of America, Paramus, New Jersey. Mr. Philibosian graduated from Rutgers College, and received his J.D. degree from Boston College Law School and his LL.M. degree in taxation from New York University.

        Vincent Tese has served as a member of the Board of Directors of the Company since 1997, as chairman of the Executive Compensation and Option Committee of the Board of Directors of the Company since 1998 and as chairman of the Nominating Committee of the Board of Directors since 2000. Mr. Tese served as New York State Superintendent of Banks from 1983 to 1985, chairman and chief executive officer of the Urban Development Corporation from 1985 to 1994, director of economic development for New York State from 1987 to 1994 and commissioner and vice chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese also served as a partner in the law firm of Tese & Tese, a partner in the Sinclair Group, a commodities trading and investment management company, and a co-founder of Cross Country Cable TV. Mr. Tese currently serves as chairman of Wireless Cable International, Inc. and as a member of the board of directors of The Bear Stearns Companies, Inc., Bowne & Company, Inc., Cablevision, Inc., Lynch Interactive Corp., and National Wireless Holdings, Inc., and as a trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and a LL.M. degree in taxation from New York University School of Law.

        Robert F. Weinberg became a member of the Board of Directors of the Company on March 6, 2001. Mr. Weinberg had served as a member of the Advisory Board of the Company since 1998 and previously as a member of the Board of Directors of the Company from 1997 until 1998. Mr. Weinberg served as co-chairman and general partner of The Robert Martin Company since its founding in 1957. Mr. Weinberg is presently the chairman of the Outreach Committee on Orderly Growth in Westchester,

a director of City & Suburban Federal Savings Bank and a director of the Westchester County Association. Mr. Weinberg earned a B.S. degree in Mechanical Engineering from New York University, an M.S. degree in Building Engineering & Construction from M.I.T. and a J.D. degree from Brooklyn Law School. Mr. Weinberg serves as a member of the Board of Directors of the Company and shares his board seat with Martin S. Berger pursuant to an agreement with the Company entered into at the time of the Company's acquisition of 65 Class A properties from Robert Martin in January 1997. Mr. Weinberg has resigned from the Board of Directors, effective immediately following the Annual Meeting, and will become, at that time, a member of the Company's Advisory Board. See "Certain Relationships and Related Transactions—Robert Martin Agreement."

        Roy J. Zuckerberg has served as a member of the Board of Directors of the Company since 1999, as a member of the Audit Committee of the Board of Directors of the Company since 1999 and as a member of the Executive Committee of the Board of Directors since 2000. Mr. Zuckerberg is currently a senior director of the Goldman Sachs Group, Inc. Mr. Zuckerberg served as vice chairman of Goldman, Sachs & Co., a member of its executive committee and head of its Equities Division. Mr. Zuckerberg served as chairman of the Securities Industry Association and was a member of the Senior Advisors Group to the President's Council on Year 2000 Conversion. Mr. Zuckerberg is chairman of the board and a member of the executive committee of North Shore-Long Island Jewish Health System, Inc., a trustee of the American Red Cross in Greater New York and a director of the Brookdale Foundation. He is on the executive committee of the UJA-Federation. He also serves as chair of the investment committee of the University of Massachusetts Foundation. Mr. Zuckerberg received a B.S. from Lowell Technological Institute in 1958 and served in the United States Army.

Certain Relationships and Related Transactions

        Cali Agreement.    On June 27, 2000, both Brant Cali and John R. Cali resigned their positions as officers of the Company, and Brant Cali resigned as a director of the Company. John R. Cali was appointed to the Board of Directors of the Company to take the seat previously held by Brant Cali. As required by Brant Cali and John R. Cali's former employment agreements with the Company, among other things, the Company will permit Brant Cali and John R. Cali (and their dependents) to participate in the health and disability insurance programs of the Company for a period of four years from such date.

        For as long as members of the Cali family (or entities wholly owned by the Cali family, Cali family trusts or the heirs of any member of the Cali Group) maintain at least the "Minimum Percentage" (as defined below) of the Cali family's aggregate equity position in the Units in the Operating Partnership (measured exactly as it existed on June 27, 2000), the Company has agreed to nominate one designee of the Cali family for election to the Board of Directors at each of the Annual Meeting and the Company's 2006 annual meeting of stockholders, provided such person shall be subject to the prior approval of the Board of Directors, which approval shall not be unreasonably withheld. In compliance with this requirement, the Company has nominated John R. Cali for re-election at the Annual Meeting. "Minimum Percentage" shall mean (i) 90% or (ii) 87.5%, if the Cali family's aggregate equity position in the Units in the Operating Partnership is reduced below 90% solely as a result of sales of Units by the Operating Partnership to the Company.

        For as long as (i) the Cali family is represented on the Board of Directors, (ii) the Cali family (or entities wholly owned by the Cali family, Cali family trusts, or the heirs of any member of the Cali Group) maintains at least the Minimum Percentage of the Cali family's aggregate equity position in the Units of the Operating Partnership (measured exactly as it existed on June 27, 2000) and (iii) the Board of Directors determines in its reasonable discretion to continue the Executive Committee of the Board of Directors, the Cali family shall be entitled to designate John R. Cali or another Cali-designated board member to serve as a member of the Executive Committee of the Board of Directors, provided such person shall be subject to the prior approval of the Board of Directors, which approval may not be unreasonably withheld. John R. Cali currently serves on the Executive Committee of the Board of Directors.

        Pursuant to the Cali Agreement, John J. Cali serves as a consultant to the Company and is paid an annual salary of $150,000 until June 27, 2003. Mr. Cali has resigned from the Board of Directors, effective immediately following the Annual Meeting, and will become, at that time, a member of the Company's Advisory Board. Mr. Cali will be paid $50,000 in connection with his service as a consultant to the Advisory Board during his first year as a member of the Advisory Board. In connection with Mr. Cali's resignation, the Board of Directors has reduced the size of the Board of Directors from thirteen to twelve members and the number of Class III directors from five to four.

        Mack Agreement.    In connection with the Company's combination with the Mack organization in December 1997, William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Company's Board of Directors. If any of Messrs. Mack or Mr. Hersh shall withdraw from the Board of Directors for any reason during their terms, the members of the Mack Group are entitled to designate their successors. In addition, for as long as members of the Mack Group maintain at least the "Mack Significant Interest" (as defined below), the Mack Group has the right to re-nominate, and the Company will support, Messrs. Mack and Hersh (or their successors) for re-election to the Board of Directors for successive three-year terms upon the expiration of each three-year term. "Mack Significant Interest" shall mean legal and beneficial ownership, in the aggregate, of not less than 3,174,603 shares of Common Stock and/or Units (on a fully converted basis) by Earle Mack, David Mack, Frederic Mack and William Mack, subject to certain restrictions and to adjustment for stock splits and other customary and similar stock dilutions.

        Robert Martin Agreement.    In connection with the Company's acquisition of 65 Class A properties from Robert Martin in January 1997, the Company granted Robert Martin the right to designate one RM Board Seat for six years, ending at the Annual Meeting. Robert Martin designated Martin S. Berger and Robert F. Weinberg to jointly share the RM Board Seat, as follows: Mr. Weinberg served as a member of the Board of Directors of the Company from January 1997 until December 1, 1998, at which time Mr. Weinberg resigned and Mr. Berger was appointed to serve in such capacity. Mr. Berger served as a member of the Board of Directors of the Company from December 1, 1998 until March 6, 2001, at which time Mr. Berger resigned and Mr. Weinberg was appointed to serve in such capacity until the Annual Meeting. Since the Company is electing to nominate for re-election to its Board of Directors a designee of Robert Martin at the Annual Meeting, Mr. Berger and Mr. Weinberg have agreed that Mr. Berger will be so nominated and the seat will be rotated among Mr. Berger and Mr. Weinberg every 12 months commencing on the 12 month anniversary of the Annual Meeting. When not serving on the Board of Directors, Mr. Weinberg or Mr. Berger, as appropriate, will serve as a member of the Company's Advisory Board. Upon the death of Mr. Berger or Mr. Weinberg, the surviving person shall solely fill the remainder of the term of the RM Board Seat.

        Tax Protection Agreements.    The Company may not dispose of or distribute certain of its properties, currently comprising 141 properties with an aggregate net book value of approximately $1.8 billion (as of December 31, 2002), which were originally contributed by members of either the Mack Group (which includes William L. Mack, director; Earle I. Mack, director; and Mitchell E. Hersh, chief executive officer and director), the Robert Martin Group (which includes Robert F. Weinberg, director; Martin W. Berger, a former director and a member of the Company's Advisory Board; and Timothy M. Jones, president) or the Cali Group (which includes John J. Cali, director, and John R. Cali, director), without the express written consent of a representative of the Mack Group, the Robert Martin Group or the Cali Group, as applicable, except in a manner which does not result in recognition of any built-in-gain (which may result in an income tax liability) or which reimburses the appropriate Mack Group, Robert Martin Group or Cali Group members for the tax consequences of the recognition of such built-in-gains (collectively, the "Property Lock-Ups"). The aforementioned restrictions do not apply in the event that the Company sells all of its properties or in connection with a sale transaction which the Company's Board of Directors determines is reasonably necessary to satisfy a material monetary default on any unsecured debt, judgment or liability of the Company or to cure any material monetary default on any mortgage secured by a property. The Property Lock-Ups expire periodically through 2008. Upon the expiration of the Property Lock-Ups, the Company is required to use commercially reasonable efforts to prevent any sale, transfer or other disposition of the subject properties from resulting in the recognition of built-in gain to the appropriate Mack Group, Robert Martin Group or Cali Group members.

        Acquisitions and Other Transactions.    Certain directors and executive officers of the Company (or members of their immediate families or related trusts) and persons who hold more than 5% of the outstanding shares of Common Stock (or Units in the Operating Partnership) had direct or indirect interests in certain transactions involving the Company, the Operating Partnership or their affiliates in the last fiscal year as follows:

  •
  William L. Mack, Chairman of the Board of Directors of the Company ("W. Mack"), is a principal in the Apollo real estate funds, which in 2002 owned approximately a 7.5 percent interest in Insignia/ESG, Inc. ("Insignia"), a publicly-traded commercial leasing and real estate services company. The Company has paid Insignia commissions on numerous leasing transactions, as well as for the sale of five of its properties of approximately $1,975,000 for the year ended December 31, 2002. In addition, American Financial Exchange, an unconsolidated joint venture in which the Company has a 50 percent interest, historically has paid Insignia commissions, although none were paid in the year ended December 31, 2002. The Company had engaged Insignia as its exclusive leasing agent at Harborside Financial Center through late 2002. Additionally, an affiliate of Insignia leased 40,504 square feet at one of the Company's office properties, which was sold by the Company in May 2002. The Company recognized $386,000 in revenue under this lease for the year ended December 31, 2002, and had no accounts receivable as of such date. As of March 31, 2003, Apollo no longer owned an interest in Insignia.

  •
  W. Mack and Earle I. Mack, a director of the Company, are the executive officers, directors and stockholders of a corporation that entered into a lease in 2000 at one of the Company's office properties for approximately 7,801 square feet, which is scheduled to expire in November 2005. The Company has recognized $220,000 in revenue under this lease for the year ended December 31, 2002, and had accounts receivable of $1,000 from the corporation as of such date.

  •
  In 2002, the Company was an investor in ARCap Investors, L.L.C. ("ARCap"), a joint venture with several participants, which was formed to invest in sub-investment grade tranches of commercial mortgage-backed securities. The Company had invested $20,000,000 in the joint venture. W. Mack is a principal of an entity that owns approximately 28% of the joint venture and has nominated a member of its board of directors. On December 13, 2002, the Company sold its investment in ARCap for approximately $20,225,000.

  •
  The Company has conducted business with certain entities ("RMC Entities"), whose principals include Timothy M. Jones, President of the Company, Robert F. Weinberg, a member of the Board of Directors of the Company, and Martin S. Berger, a member of the Company's Advisory Board, a current nominee for election to the Board of Directors of the Company and a former member of the Board of Directors of the Company, to perform management, leasing and construction-related services for certain of the Company's properties. The Company paid these RMC Entities $23,000 for such services for the year ended December 31, 2002.

  •
  On June 12, 2002, the Company acquired from certain RMC Entities three land parcels located in Hawthorne and Yonkers, Westchester County, New York in one transaction for a total cost of approximately $2,600,000.

  •
  The Company had a loan payable of $500,000 to an RMC Entity in connection with the Company's acquisition in May 1999 of 2.5 acres of land, which the Company acquired for a total cost of approximately $2,200,000. The loan required quarterly payments of interest only at an annual interest rate of 10.5 percent. The Company paid the loan in full in October 2002 and incurred $43,000 in interest expense for the year ended December 31, 2002 in connection with the loan.

  •
  The Company provides management, leasing and construction-related services to properties in which RMC Entities have an ownership interest. The Company recognized approximately $2,024,000 in revenue from RMC Entities for the year ended December 31, 2002. As of December 31, 2002, the Company had no accounts receivable from RMC Entities.

  •
  An RMC Entity leases space at one of the Company's office properties for approximately 3,330 square feet, which currently carries a month-to-month term. The Company has recognized $89,000 in revenue under this lease for the year ended December 31, 2002 and had no accounts receivable due from the RMC Entity as of such date.

  •
  Mr. Berger holds a 24 percent interest and acts as chairman and chief executive officer of City and Suburban Federal Savings Bank and/or one of its affiliates (the "Bank"). Mr. Weinberg and W. Mack hold a 24 percent interest and a nine percent interest in the Bank, respectively, and both are directors of the Bank. The Bank leases a total of 15,879 square feet of space at two of the Company's office properties, comprised of 3,037 square feet scheduled to expire in June 2008 and 12,842 square feet scheduled to expire in April 2013. The Company has recognized $306,000 in revenue under the leases for the year ended December 31, 2002 and had no accounts receivable from the Bank as of such date.

  •
  The son of Mr. Berger, who was also a former officer of the Company, served as an officer of and continues to have a financial interest in a company which provides cleaning and other related services to certain of the Company's properties. The Company has incurred costs from this company of approximately $5,648,000 for the year ended December 31, 2002. The Company had no accounts payable as of such date.

  •
  In 2002, the director accounts of Nathan Gantcher, Martin D. Gruss, William L. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese, and Roy J. Zuckerberg were credited with a stock dividend in the amount of 178.389, 198.931, 198.931, 99.465, 198.931, 198.931 and 178.389, respectively, pursuant to the Directors' Deferred Compensation Plan, whereby each non-employee director is entitled to defer all or a specified portion of the annual compensation to be paid to such director. See "Compensation of Directors—Directors' Deferred Compensation Plan" below.

  •
  Pursuant to the Cali Agreement executed June 27, 2000, John J. Cali serves as a consultant to the Company and is paid an annual salary of $150,000 from June 27, 2000 through June 27, 2003. Additionally, the Company provides office space and administrative support to John J. Cali, Angelo Cali, his brother, and Ed Leshowitz, his business partner. Such services are in effect from June 27, 2000 through June 27, 2004. Certain members of the Cali Group are entitled to participate in the health and disability insurance programs of the Company until June 27, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership (Forms 3, 4 and 5) of the Common Stock with the SEC and the NYSE. Executive officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of such forms that they file.

        To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 2002, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except that each of Irvin D. Reid, Vincent Tese, Roy Zuckerberg, Nathan Gantcher, Martin D. Gruss, William L. Mack and Alan G. Philibosian, directors of the Company, reported his credit of deferred stock units and stock dividends of 216.880, 216.880, 211.455, 211.455, 216.880, 216.880 and 108.440, respectively, accrued for the quarter ended September 30, 2002, and issued on October 3, 2002, under the Directors' Deferred Compensation Plan on a Form 5 in February 2003, rather than on a Form 4 which should have been filed on October 7, 2002.

Meetings of Committees of the Board of Directors

        During 2002, the entire Board of Directors met nine times. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

        The Board of Directors has four committees: the Executive Committee, the Audit Committee, the Executive Compensation and Option Committee and the Nominating Committee.

        The Executive Committee consists of William L. Mack, chairman, John R. Cali, Nathan Gantcher, Mitchell E. Hersh and Roy J. Zuckerberg. The Executive Committee acts for the Board of Directors in between regularly scheduled meetings of the Board of Directors, within certain parameters prescribed by the Board of Directors. The Executive Committee met six times during 2002.

        The Audit Committee consists of Brendan T. Byrne, chairman, Nathan Gantcher, Irvin D. Reid and Roy J. Zuckerberg. The Audit Committee authorizes and approves the engagement of independent accountants, reviews with the independent accountants the scope and results of the audit engagement, approves professional audit and permissible non-audit services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met four times during 2002. The Board of Directors believes that each of the members of the Audit Committee is an "independent" director within the meaning of applicable and proposed NYSE and SEC rules. On March 4, 2003, the Company amended and restated its Audit Committee Charter to address final and proposed rules promulgated by the SEC and the NYSE, respectively. A copy of the Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Annex A.

        The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an "Audit Committee Financial Expert" serving on its audit committee. Companies must comply with this disclosure requirement beginning with annual reports for fiscal years ending on or after July 15, 2003. Although it is not required to do so at this time, the Board of Directors has determined that the Company will comply with this disclosure in this Proxy Statement since the Board of Directors does not anticipate that there will be a change in the members comprising the Audit Committee during fiscal 2003. Based on its review of the criteria of an Audit Committee Financial Expert under the rules adopted by the SEC, the Board of Directors believes that each of Brendan T. Byrne, Nathan Gantcher, Irvin D. Reid and Roy J. Zuckerberg meet the definition of an Audit Committee Financial Expert.

        The Executive Compensation and Option Committee consists of Vincent Tese, chairman, Martin D. Gruss and Alan G. Philibosian. The Executive Compensation and Option Committee establishes remuneration levels for executive officers of the Company and implements incentive programs, including the Company's employee and director stock option plans. The Executive Compensation and Option Committee met once during 2002.

        The Nominating Committee consists of Vincent Tese, chairman, Nathan Gantcher and Alan G. Philibosian. The Nominating Committee makes recommendations for nominees to the Board of Directors of the Company. Although there are no formal procedures for stockholders to make recommendations for committee appointments or recommendations for nominees to the Board of Directors, the Nominating Committee will consider recommendations from stockholders, which should be addressed to Roger W. Thomas, the Company's Secretary, at the Company's address set forth on the first page of this Proxy Statement. The Nominating Committee met twice during 2002.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors of the Company, on behalf of the Board of Directors of the Company, serves as an independent and objective party to monitor and provide general oversight of the Company's financial accounting and reporting process, selection of critical accounting policies, system of internal control, audit process for monitoring compliance with laws and regulations and the Company's standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter, which was amended and restated on March 4, 2003 to address final and proposed rules promulgated by the SEC and the NYSE, respectively, and which is attached to this Proxy Statement as Annex A. The Audit Committee met four times during 2002.

        The Company's management has primary responsibility for preparing the Company's financial statements and the Company's reporting process. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee discussed with the Company's independent accountants and auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed the fiscal 2002 audited financial statements with the Company's management, including the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

2.
The Audit Committee has discussed with the independent accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as may be modified or supplemented;

3.
The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants' independence from management and the Company and considered the compatibility of non-audit services with the auditor's independence; and

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

        The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

        Each of the members of the Audit Committee is independent as defined under the existing and proposed listing standards of the NYSE and meets all other requirements of such Exchange and of applicable and proposed rules of the SEC.

                      AUDIT COMMITTEE

                      BRENDAN T. BYRNE, CHAIRMAN
                      NATHAN GANTCHER
                      IRVIN D. REID
                      ROY J. ZUCKERBERG

Compensation of Directors

        Directors' Fees.    In 2002, each non-employee director was paid an annual fee of $20,000, plus $1,000 per Board meeting attended, $500 per committee meeting attended and $250 per scheduled telephonic meeting participation. On December 3, 2002, in light of the additional responsibilities imposed by the Sarbanes-Oxley Act of 2002 and the SEC upon the Chairman of the Audit Committee, the Board of Directors approved an increase of $10,000 in the annual fee paid to the Chairman of the Audit Committee. The Company does not pay director fees to employee directors, who in fiscal 2002 consisted of Mitchell E. Hersh. Each director also was reimbursed for expenses incurred in attending Board and committee meetings. For fiscal year 2002, the Company's non-employee directors received directors' fees or fee equivalents (See "Compensation of Directors-Directors' Deferred Compensation Plan" below) in the amounts set forth in the table below.

        Directors' Deferred Compensation Plan.    Pursuant to the Directors' Deferred Compensation Plan, effective as of January 1, 1999, each non-employee director is entitled to defer all or a specified portion of the annual fee to be paid to such director. The account of a director who elects to defer such compensation under the Directors' Deferred Compensation Plan is credited with the hypothetical number of stock units, calculated to the nearest thousandths of a unit, determined by dividing the amount of compensation deferred on the deferral date by the closing market price of the Company's Common Stock as reported on the Consolidated Tape of NYSE listed shares on the deferral date. Any stock dividend declared by the Company on its Common Stock results in a proportionate increase in units in the director's account as if such director held shares of Common Stock equal to the number of units in such director's account. Payment of a director's account may only be made in a lump sum in shares of Common Stock equal to the number of units in a director's account after either the director's service on the Board of Directors has terminated or there has been a change in control of the Company. In 2002, the director accounts of Nathan Gantcher, Martin D. Gruss, William L. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese, and Roy J. Zuckerberg were credited with the stock units set forth in the table below.

2002 Directors' Compensation

Director	Cash Fees	Deferred Stock Units(1)	Cash Value of Deferred Stock Units
William L. Mack	$8,500	626.457	$20,000
John J. Cali(2)	26,000	0	0
Brendan T. Byrne	28,500	0	0
John R. Cali	28,500	0	0
Nathan Gantcher	11,500	626.457	20,000
Martin D. Gruss	6,250	626.457	20,000
Earle I. Mack	25,750	0	0
Alan G. Philibosian	16,750	313.228	10,000
Irvin D. Reid	6,500	626.457	20,000
Vincent Tese	5,750	626.457	20,000
Robert F. Weinberg(3)	26,000	0	0
Roy Zuckerberg	10,500	626.457	20,000

Total	$200,500	4,071.970	$130,000

(1)
Deferred stock units for William L. Mack, Nathan Gantcher, Martin D. Gruss, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy Zuckerberg do not reflect quarterly dividends credited on cumulative deferred stock units under the Mack-Cali Realty Corporation Deferred Compensation Plan for Directors in the amounts of 198.931, 178.389, 198.931, 99.465, 198.931, 198.931 and 178.389, respectively.

(2)
John J. Cali has resigned from the Board of Directors, effective immediately following the Annual Meeting, and will become a member of the Company's Advisory Board. See "Certain Relationships and Related Transactions—Cali Agreement."

(3)
Robert F. Weinberg will resign from the Board of Directors and will serve as a member of the Advisory Board effective immediately following the Annual Meeting. See "Certain Relationships and Related Transactions-Robert Martin Agreement."

        Directors' Stock Option Plans.    The Company has two director stock option plans: the Director Stock Option Plan of Mack-Cali Realty Corporation (the "Director Stock Option Plan") and the 2000 Director Stock Option Plan (the "2000 Director Stock Option Plan"). References to "Director Option Plans" herein refer to the Director Stock Option Plan and the 2000 Director Stock Option Plan, collectively. Pursuant to the Director Option Plans, each non-employee director is automatically granted a non-qualified option to purchase 5,000 shares of Common Stock in connection with the director's initial election or appointment to the Board of Directors. These grants under the Director Option Plans are made at an exercise price equal to the "fair market value" (as defined under the Director Option Plans) at the time of the grant of the shares of Common Stock subject to such option. The Executive Compensation and Option Committee may make additional discretionary option grants to eligible directors, consistent with the terms of the Director Option Plans. The Board of Directors may amend, suspend or terminate the Director Option Plans at any time, except that any amendments that would materially increase the cost of either of the Director Option Plans to the Company must be approved by the holders of the majority of issued and outstanding shares of Common Stock of the Company entitled to vote.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation of the chief executive officer and the four most highly compensated executive officers of the Company other than the chief executive officer (collectively, the "Named Executive Officers") for each of the Company's last three fiscal years:

Summary Compensation Table

						Long-Term Compensation
						Awards			Payouts
	Annual Compensation(1)						Securities Underlying Options/ Warrants(#)
Name and Principal Position				Other Annual Compensation($)		Restricted Stock Award(s)($)			LTIP Payouts ($)(5)	All Other Compensation
	Year	Salary($)	Bonus($)
Mitchell E. Hersh Chief Executive Officer	2002 2001 2000	1,050,000 1,050,000 1,050,000	500,000 460,000 440,000	164,058 113,946 104,119	(2) (3) (4)	0 0 0	0 0 200,000	(6)	381,531 264,990 242,138	0 0 0
Timothy M. Jones President	2002 2001 2000	515,000 515,000 515,000	415,000 395,000 380,000	98,435 68,367 62,472	(2) (3) (4)	0 0 0	0 0 120,000	(6)	228,919 158,994 145,283	0 0 0
Barry Lefkowitz Executive Vice President and Chief Financial Officer	2002 2001 2000	395,000 385,000 385,000	320,000 275,000 250,000	68,485 47,572 43,469	(2) (3) (4)	0 0 0	0 0 100,000	(6)	159,266 110,632 101,091	0 0 0
Roger W. Thomas Executive Vice President, General Counsel and Secretary	2002 2001 2000	335,000 325,000 325,000	250,000 195,000 185,000	61,765 40,170 36,706	(2) (3) (4)	0 0 0	0 0 100,000	(6)	143,639 93,418 85,362	0 0 0
Michael A. Grossman Executive Vice President(8)	2002 2001 2000	330,000 315,000 250,000	215,000 185,000 160,000	83,407 7,292 6,664	(2) (3) (4)	0 0 0	0 0 30,000	(7)	193,970 16,959 15,497	0 0 0

(1)
The annual compensation portion of this table includes the dollar value of regular annual payments of base salary, bonus and any other annual compensation earned by each Named Executive Officer during the stated fiscal year.

(2)
Represents tax gross-up payments relating to restricted stock which vested on January 1, 2002. See footnote 5 hereto.

(3)
Represents tax gross-up payments relating to restricted stock which vested on January 1, 2001. See footnote 5 hereto.

(4)
Represents tax gross-up payments relating to restricted stock which vested on January 1, 2000. See footnote 5 hereto.

(5)
In July 1999, the Company entered into amended and restated employment agreements with each of Mitchell E. Hersh, Timothy M. Jones, Barry Lefkowitz and Roger W. Thomas, pursuant to which Messrs. Hersh, Jones, Lefkowitz and Thomas were issued 62,500, 37,500, 26,094 and 22,031 shares of restricted stock, respectively, the vesting of which is contingent upon the satisfaction of certain performance requirements. There are certain tax gross-up payments that will be made upon vesting of such shares of restricted stock. In March 2001, Mr. Thomas was issued 1,000 shares of restricted stock, the vesting of which is contingent upon the satisfaction of certain performance requirements. In December 1999 and March 2001, Michael A. Grossman was issued 4,000 and 18,519 shares of restricted stock, respectively, the vesting of which is contingent upon the satisfaction of certain performance requirements. There are certain tax gross-up payments that will be made upon vesting of the shares of restricted stock granted to Messrs. Thomas and Grossman in 1999 and 2001. See "Employment Contracts; Termination of Employment." The shares of restricted stock vest with respect to the recipient on either an annual basis over a five-year vesting period or on a cumulative basis over a seven-year maximum vesting period. The number of shares of restricted stock scheduled to be vested and earned on each vesting date on an annual basis, provided certain performance requirements set forth in the following sentence are satisfied, generally is equal to 15% of the restricted stock on the vesting date in year one, 15% of the restricted stock on the vesting date in year two, 20% of the restricted stock on the vesting date in year three, and 25% of the restricted stock on the vesting date in each of year four and year five. Vesting of the restricted stock on an annual basis commenced January 1, 2000, provided one of the following financial tests is met for the measurement period ending on the last day of the Company's fiscal year immediately preceding such vesting date: (A) the Company achieves an eight percent (8%) increase in its funds from operations per common share or (B) stockholders achieve a twelve and three quarters percent (12.75%) total return (dividends, assuming reinvestment upon applicable payment date, plus stock appreciation per share of Common Stock). The Company met the first of such tests for the measurement period ended December 31, 1999. On January 1, 2000, the following shares of restricted stock vested: 9,375, 5,625, 3,914, 3,304 and 600 shares for Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively, together with tax gross-up payments relating thereto. The value of the vested restricted stock and the tax gross-up payments relating thereto are based upon a $25.8281 stock price, which was the price of the Company's Common Stock on the date of vesting. The Company met the test set forth in (A) above for the measurement period ended December 31, 2000. On January 1, 2001, the following shares of restricted stock vested: 9,375, 5,625, 3,914, 3,305 and 600 shares for Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively, together with tax gross-up payments relating thereto. The value of the vested restricted stock and the tax gross-up payments relating thereto are based upon a $28.2656 stock price, which was the price of the Company's Common Stock on the date of vesting. The Company also met the test set forth in (A) above for the measurement period ended December 31, 2001. On January 1, 2002, the following shares of restricted stock vested: 12,500, 7,500, 5,218, 4,706 and 6,355 shares for Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively, together with tax gross-up payments relating thereto. The value of the vested restricted stock for the measurement period ended December 31, 2001, and the tax gross-up payments relating thereto are based upon a $30.5225 stock price, which was the price of the Company's Common Stock on the date of vesting.

  On January 2, 2003, the Company, with the consent of Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively, amended the existing restricted stock agreements of each such Named Executive Officer to (i) vest the shares of restricted stock scheduled to vest in 2003 (which otherwise would not have vested in 2003), (ii) lengthen the vesting period for the shares of restricted stock scheduled to vest in 2004 by four years and (iii) replace the existing performance targets with performance targets determined annually by the Executive Compensation and Option Committee in each applicable year. In addition, on January 2, 2003, Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman were issued 60,000, 36,000, 28,000, 24,000 and 20,000 shares of restricted stock, respectively. There are certain tax gross-up payments that will be made upon vesting of such shares of restricted stock and the prior shares of restricted stock. With respect to the shares of restricted stock issued in 2003, as well as prior unvested shares of restricted stock, the number of shares scheduled to be vested and earned on each vesting date on an annual basis during the five to seven year vesting period, provided certain performance requirements are satisfied, generally is equal to 15% of such restricted stock on the vesting date in year one, 15% of such restricted stock on the vesting date in year two, 20% of such restricted stock on the vesting date in year three, 25% of such restricted stock on the vesting date in year four and 25% of such restricted stock on the vesting date in year five, with any unvested shares of restricted stock carried forward into subsequent years including, year six and year seven. See "Employment Contracts; Termination of Employment." On January 2, 2003, the following shares of restricted stock vested: 15,625, 9,375, 6,523, 5,858 and 7,482 shares for Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively, together with tax gross-up payments relating thereto. The value of such vested restricted stock, and the tax gross-up payments relating thereto are based upon a $29.73 stock price, which was the price of the Company's Common Stock on the date of vesting.

(6)
Represents an option to purchase shares of Common Stock at an exercise price of $26.8125 per share.

(7)
Represents an option to purchase shares of Common Stock at an exercise price of $26.75 per share.

(8)
Michael A. Grossman was appointed Executive Vice President in December 2000.

AGGREGATED OPTION/WARRANT/SAR EXERCISES IN
LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/Warrants/SARs at Fiscal Year-End(#)		Value of Unexercised In-The-Money Options/Warrants/SARs at Fiscal Year-End ($)
	Shares Acquired on Exercise(#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mitchell E. Hersh	10,000	78,559.55	409,976	80,000	244,125.00	279,000
Timothy M. Jones	6,000	46,317.76	332,295	48,000	146,475.00	167,400
Barry Lefkowitz	5,000	38,745.53	132,137	40,000	122,062.50	139,500
Roger W. Thomas	5,000	38,745.53	132,137	40,000	122,062.50	139,500
Michael A. Grossman	7,000	22,607.54	79,832	13,000	47,206.25	48,275

        During 2002, the Company did not grant any options to its Named Executive Officers. In addition, during 2002, there were no awards under any long-term incentive plan made by the Company to its Named Executive Officers.

Employment Contracts; Termination of Employment

        Mitchell E. Hersh Employment Agreement.    On July 1, 1999, following the appointment of Mitchell E. Hersh as Chief Executive Officer of the Company on April 18, 1999, the Company and Mr. Hersh amended and restated Mr. Hersh's employment agreement with the Company (the "Amended and Restated Hersh Agreement"), providing for a constant four year term. Mr. Hersh's current annual base salary is $1,050,000, with annual increases within the discretion of the Executive Compensation and Option Committee. Mr. Hersh also is eligible to receive an annual bonus, restricted share awards and options within the discretion of the Board of Directors or the Executive Compensation and Option Committee, as the case may be. Pursuant to the Employee Stock Option Plan, Mr. Hersh was awarded 62,500 shares of restricted stock as of July 1, 1999, and with respect to each tax year in which such shares of restricted stock vest and are distributed to him, Mr. Hersh is entitled to receive a tax gross-up payment from the Company equal to forty-three percent (43%) of the fair market value of such restricted shares at the time of vesting, exclusive of dividends (the "Tax Gross-Up Payments"). Mr. Hersh is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for cause (as defined in the Amended and Restated Hersh Agreement) or by him without good reason (as defined in the Amended and Restated Hersh Agreement), for a period of one year thereafter, from conducting any office-service, flex or office property development, acquisition or management activities within the continental United States. Mr. Hersh is entitled to (i) receive the aggregate of a cash payment of $8,000,000 (the "Fixed Amount"), reimbursement of expenses incurred prior to the date of termination, and the Tax-Gross-Up Payments applicable to any vested shares of restricted stock, (ii) immediate vesting of all options and incentive compensation payments or programs otherwise subject to a vesting schedule, (iii) require the Company to repurchase his vested options and (iv) receive continuation of health coverage through the end of his unexpired employment period should his employment be terminated by the Company without cause, by him for good reason or on account of his disability (as defined in the Amended and Restated Hersh Agreement) or death. Should Mr. Hersh terminate his employment on or within six months following a change in control (as defined in the Amended and Restated Hersh Agreement), Mr. Hersh's termination shall be treated as a termination for good reason. In addition, upon a change in control, and irrespective of whether Mr. Hersh's employment is terminated, the vesting of all options and other incentive compensation is accelerated and Mr. Hersh is entitled to receive a tax gross-up payment to cover any excise taxes payable due to the change in control. On January 2, 2003, the Company, with the consent of Mr. Hersh, amended Mr. Hersh's 1999 restricted stock grant to vest the

15,625 shares of restricted stock scheduled to vest in 2003 (which otherwise would not have vested), lengthen the vesting period of the remaining 15,625 unvested shares of restricted stock scheduled to vest in 2004 by four years, and replace the existing performance goals with an annual performance goal to be set by the Executive Compensation and Stock Option Committee at the beginning of each year (the "2003 Hersh Restricted Stock Amendment"). In addition, on January 2, 2003, 60,000 shares of restricted stock were issued to Mr. Hersh (the "2003 Hersh Restricted Stock Grant") with vesting subject to the attainment of annual performance goals to be set by the Executive Compensation and Stock Option Committee in each year and an entitlement to tax gross up payments upon such vesting. Accordingly, of the total 75,625 unvested shares of restricted stock currently issued to Mr. Hersh, the number of shares scheduled to be vested and earned on each vesting date on an annual basis over a five to seven year period, provided certain performance requirements are satisfied, generally is equal to 15% of such restricted stock on the vesting date in year one, 15% of such restricted stock on the vesting date in year two, 20% of such restricted stock on the vesting date in year three, 25% of such restricted stock on the vesting date in year four and 25% of such restricted stock on the vesting date in year five, with any unvested stock carried forward into subsequent years including year six and year seven.

        Timothy M. Jones Employment Agreement.    On July 1, 1999, following the appointment of Timothy M. Jones as President of the Company on April 18, 1999, the Company and Mr. Jones amended and restated Mr. Jones' employment agreement with the Company (the "Amended and Restated Jones Agreement"). The terms and conditions of the Amended and Restated Jones Agreement are generally similar to those of the Amended and Restated Hersh Agreement, except that (i) Mr. Jones' current annual base salary is $515,000, with annual increases within the sole discretion of the Chief Executive Officer, (ii) Mr. Jones was awarded 37,500 shares of restricted stock in 1999 and (iii) the Fixed Amount Mr. Jones will receive is $2,700,000. On January 2, 2003, Mr. Jones was awarded an additional 36,000 shares of restricted stock (the "Jones 2003 Restricted Stock Grant") and his prior restricted stock grant was amended (the "Jones 2003 Restricted Stock Amendment"), the terms and conditions of each of which are generally similar to those of the 2003 Hersh Restricted Stock Grant and the 2003 Hersh Restricted Stock Amendment, respectively, resulting in a total of 45,375 unvested shares of restricted stock currently issued to Mr. Jones.

        Barry Lefkowitz Employment Agreement.    On July 1, 1999, the Company and Barry Lefkowitz amended and restated Mr. Lefkowitz's employment agreement with the Company (the "Amended and Restated Lefkowitz Agreement"). The terms and conditions of the Amended and Restated Lefkowitz Agreement are generally similar to those of the Amended and Restated Jones Agreement, except that (i) Mr. Lefkowitz's current annual base salary is $395,000, (ii) Mr. Lefkowitz was awarded 26,094 shares of restricted stock in 1999 and (iii) the Fixed Amount Mr. Lefkowitz will receive is $2,500,000. On January 2, 2003, Mr. Lefkowitz was awarded an additional 28,000 shares of restricted stock and his prior restricted stock grant was amended, the terms and conditions of each of which are generally similar to those of the Jones 2003 Restricted Stock Grant and the Jones 2003 Restricted Stock Amendment, respectively, resulting in a total of 34,524 unvested shares of restricted stock currently issued to Mr. Lefkowitz.

        Roger W. Thomas Employment Agreement.    On July 1, 1999, the Company and Roger W. Thomas amended and restated Mr. Thomas' employment agreement with the Company (the "Amended and Restated Thomas Agreement"). The terms and conditions of the Amended and Restated Thomas Agreement are generally similar to those of the Amended and Restated Jones Agreement, except that (i) Mr. Thomas' current annual base salary is $350,000, (ii) Mr. Thomas was awarded 22,031 shares of restricted stock in 1999 and (iii) the Fixed Amount Mr. Thomas will receive is $2,500,000. Mr. Thomas was awarded an additional 1,000 shares of restricted stock in March of 2001. On January 2, 2003, Mr. Thomas was awarded an additional 24,000 shares of restricted stock and each of his prior restricted stock agreements was amended, the terms and conditions of each of which are generally similar to those of the Jones 2003 Restricted Stock Grant and the Jones 2003 Restricted Stock Amendment, respectively, resulting in a total of 29,858 unvested shares of restricted stock currently issued to Mr. Thomas.

        Michael A. Grossman Employment Agreement.    On December 5, 2000, the Company entered into an employment agreement with Michael A. Grossman (the "Grossman Agreement"). The terms and conditions of the Grossman Agreement are generally similar to those of the Amended and Restated Jones Agreement, except that (i) the Grossman Agreement provides for an initial three year term, and a constant one year term beginning in December 2002, (ii) Mr. Grossman's current annual base salary is $340,000, (iii) in March 2001, Mr. Grossman was awarded 18,519 shares of restricted stock in addition to the 4,000 shares of restricted stock previously granted to him in 1999, and with respect to each tax year in which such restricted stock vests, Mr. Grossman is entitled to receive a Tax Gross-Up Payment, (iv) the Fixed Amount Mr. Grossman will receive is $1,000,000 and (v) should Mr. Grossman terminate his employment following a change in control, Mr. Grossman's termination will not be treated as a termination for good reason. On January 2, 2003, Mr. Grossman was awarded an additional 20,000 shares of restricted stock and each of his prior restricted stock agreements was amended, the terms and conditions of each of which are generally similar to those of the Jones 2003 Restricted Stock Grant and the Jones 2003 Restricted Stock Amendment, respectively, resulting in a total of 27,482 unvested shares of restricted stock currently issued to Mr. Grossman.

Executive Compensation and Option Committee Interlocks and Insider Participation

        The Executive Compensation and Option Committee consists of Vincent Tese, Martin D. Gruss and Alan G. Philibosian. There are no interlocking relationships involving the Company's Board of Directors or Executive Compensation and Option Committee and the board of directors or compensation committee of any other company, which would require disclosure under the executive compensation rules of the SEC.

Report of the Executive Compensation and Option Committee of the Board of Directors on Executive Compensation

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

        Executive Compensation Philosophy.    The Executive Compensation and Option Committee will annually consider the appropriate combination of cash and stock-based compensation and weigh the competitiveness of the Company's overall compensation arrangements in relation to comparable real estate investment trusts. From time to time, the Executive Compensation and Option Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company's executive officers and key employees, as well as to guide the Company in the development of near-term and long-term individual performance objectives necessary to achieve long-term profitability.

        The Executive Compensation and Option Committee believes that a fundamental goal of the Company's executive compensation program should be to provide incentives to create value for the Company's stockholders.

        Base Salaries.    The base compensation levels for the Company's executive officers in 2002 were set to compensate the executive officers for the functions they will perform as well as to be consideration for certain non-competition provisions in the employment agreements, and were based on the employment agreements entered into in December 1997, as amended and restated in July 1999 and December 2000. The Company believes that the base salaries generally are appropriate as base compensation to compensate the Company's executive officers for the functions they perform and other considerations. Base salaries will be reviewed annually and may be increased by the Executive Compensation and Option Committee or the Chief Executive Officer, as the case may be, in accordance with certain criteria determined primarily on the basis of growth of revenues and funds from operations per share of Common Stock and on the basis of certain other factors, which include (i) individual performance, (ii) the functions performed by the executive officer and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight given such factors by the Executive Compensation and Option Committee may vary from individual to individual.

        Annual Bonus Compensation.    The Company's policy of awarding annual cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for the achievement of substantive Company objectives. Actual awards paid are based primarily on actual Company performance. During 2002, discretionary incentive and merit cash bonuses in recognition of services performed during fiscal 2002 were awarded as follows: $500,000 to Mitchell E. Hersh, $415,000 to Timothy M. Jones, $320,000 to Barry Lefkowitz, $250,000 to Roger W. Thomas and $215,000 to Michael A. Grossman.

        Employee Stock Option Plan.    The Company has two employee stock option plans: the Employee Stock Option Plan of Mack-Cali Realty Corporation (the "Employee Stock Option Plan") and the 2000 Employee Stock Option Plan (the "2000 Employee Stock Option Plan"). References to "Employee Option Plans" herein refer to the Employee Stock Option Plan and the 2000 Employee Stock Option Plan, collectively. Awards are granted under the Employee Option Plans based on a number of factors, including (i) the executive officer's or key employee's position in the Company, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group and (v) individual contribution to the success of the Company's financial performance. However, the Employee Option Plans do not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the Executive Compensation and Option Committee's evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question. During 2002, no options or restricted stock were granted to the Company's Named Executive Officers. The Company's Employee Option Plans relate closely to traditional forms of equity oriented compensation in the commercial real estate industry. The purpose of the option and other stock based grants is to aid the Company in attracting and retaining quality employees, all advancing the interest of the Company's stockholders by offering employees an incentive to maximize their efforts to promote the Company's economic performance. In addition, to assist the Company in retaining employees and encouraging them to seek long-term appreciation in the value of the Company's stock, awards generally are not exercisable immediately upon grant, but instead vest over a specified period. Accordingly, an employee must remain with the Company for a specified period to enjoy the full economic benefit of an award.

        On January 2, 2003, pursuant to the Executive Compensation and Option Committee's and the Board's approval in December 2002, restricted stock was awarded under the Company's Employee Stock Option Plans as follows: 60,000 shares to Mitchell E. Hersh, 36,000 shares to Timothy M. Jones, 28,000 shares to Barry Lefkowitz, 24,000 shares to Roger W. Thomas and 20,000 shares to Michael A. Grossman. See "Employment Contracts; Termination of Employment." In addition, on January 2, 2003, pursuant to the Executive Compensation and Option Committee's and the Board's approval in December 2002, certain shares of restricted stock that would otherwise have failed to vest as of year end were vested for each of the Named Executive Officers and the terms of the unvested shares of restricted stock for each of the Named Executive Officers remaining from the July 1999 grant were amended, all as described in "Employment Contracts; Termination of Employment" above. All of these actions were taken because, in the Executive Compensation and Option Committee's judgment, Company management had performed well in difficult economic times and the failure to meet the July 1999 vesting criteria for the shares that otherwise would have vested on January 2, 2003 was due largely to the lack of appreciation in the Company's stock price due to the general poor performance of the United States equity markets, for which the executives should not be penalized. The Executive Compensation and Option Committee also concluded that annually set flexible criteria rather than rigid numerical criteria set several years in advance more properly incentivized senior management. Accordingly, the Executive Compensation and Option Committee recommended to the full Board of Directors, and the Board of Directors approved, vesting the fourth tranche of the 1999 restricted stock award and amending the fifth and final tranche to conform to the new 2003 grants, so that the fifth tranche, as amended, and the new 2003 grants, in the aggregate, would be subject to a new five to seven year vesting schedule and to new annually established performance criteria. The Executive Compensation and Option Committee concluded that this was an appropriate method of rewarding and incentivizing Company management and was consistent with programs for senior executives in place at comparable companies, both within and without the REIT industry.

        401(k) Savings Plan.    The Company also maintains a tax-qualified 401(k) savings plan for its eligible employees known as the "Mack-Cali Realty Corporation 401(k) Savings/Retirement Plan" ("401(k) Plan"). Employees who have attained age 21 and completed one-half year of service with the Company are eligible to participate and may elect to defer up to 15% of their base pay on a pre-tax basis to the 401(k) Plan. The Company may make discretionary matching or profit sharing contributions to the 401(k) Plan on behalf of eligible participants in any plan year. In 2002, the Company made discretionary matching contributions of $2,975 to the 401(k) Plan for the plan year ended December 31, 2001 on behalf of each of the Named Executive Officers, other than for Mitchell E. Hersh. Participants are always 100% vested in their pre-tax contributions and will begin vesting in any matching or profit sharing contributions made on their behalf after two years of service with the Company at a rate of 20% per year, becoming 100% vested after a total of six years of service with the Company. The assets of the 401(k) Plan are held in trust and a separate account is established for each participant. A participant may receive a distribution of his vested account balance in the 401(k) Plan in a single sum or installment payment or in the form of an annuity upon his termination of service with the Company.

        Chief Executive Officer Compensation.    Mitchell E. Hersh, the Chief Executive Officer of the Company, received a base salary during 2002 of $1,050,000 pursuant to the employment agreement entered into in December 1997, as amended and restated in July 1999. Mr. Hersh also was paid a cash bonus of $500,000 in recognition of services performed during fiscal 2002. Mr. Hersh received no fees for his service as a Director of the Company during fiscal 2002. The Executive Compensation and Option Committee recognizes Mr. Hersh's contributions to the Company's operations and attempts to ensure that the Chief Executive Officer's compensation is commensurate with the compensation of chief executive officers of comparable corporations. In December 2002, the Executive Compensation and Option Committee recommended that the Board of Directors approve and the Board of Directors did approve the grant, effective January 2, 2003, of 60,000 additional shares of restricted stock to Mr. Hersh as described under "Employee Stock Option Plan" above. The Board of Directors deemed such bonus, restricted stock award and Mr. Hersh's total compensation appropriate in light of Mr. Hersh's substantial contribution to the Company's growth and success in 2002.

                      EXECUTIVE COMPENSATION AND OPTION
                      COMMITTEE OF THE BOARD OF DIRECTORS

                      VINCENT TESE, CHAIRMAN
                      MARTIN D. GRUSS
                      ALAN G. PHILIBOSIAN

Performance Graph

        The following graph compares total stockholder returns from December 31, 1997 through December 31, 2002 to the Standard & Poor's 500 Index ("S&P 500") and to the National Association of Real Estate Investment Trusts, Inc.'s Equity REIT Total Return Index ("NAREIT"). The graph assumes that the value of the investment in the Company's Common Stock and in the S&P 500 and NAREIT indices was $100 at December 31, 1997 and that all dividends were reinvested. The Company's Common Stock's price on December 31, 1997 (on which the graph is based) was $41.00. The stockholder return shown on the following graph is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MACK-CALI REALTY
CORPORATION, THE S&P 500 INDEX AND THE NAREIT EQUITY REIT INDEX

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP served as the Company's independent accountants for the fiscal year ended December 31, 2002, and has been appointed by the Audit Committee to continue as the Company's independent accountants for the fiscal year ending December 31, 2003. In the event that ratification of this appointment of independent accountants is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of independent accountants will be reconsidered by the Audit Committee. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2003.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

        Your ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2003 does not preclude the Board of Directors of the Company from terminating its engagement of PricewaterhouseCoopers and retaining a new independent accountant, if it determines that such an action would be in the best interests of the Company. If the Company elects to retain a new independent accountant, such accountant will be another "Big 4" accounting firm.

        The Company was billed for professional services rendered by PricewaterhouseCoopers LLP, the details of which are disclosed below.

Pre-Approval Policies and Procedures

        Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor is engaged by, and reports directly to, the Audit Committee.

        The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, all of which are approved by the Audit Committee prior to the completion of the audit. In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairman of the Audit Committee has been granted the authority to pre-approve such services, and will report for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

Audit Fees

        The aggregate fees incurred by the Company and its consolidated subsidiaries for fiscal years ended December 31, 2002 and 2001 for professional services rendered by PricewaterhouseCoopers LLP in connection with (i) the audit of the Company's annual financial statements, (ii) the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 and (iii) services provided in connection with statutory and regulatory filings or engagements were $421,100 and $442,500, respectively.

Audit-Related Fees

        The aggregate fees incurred by the Company for fiscal years ended December 31, 2002 and 2001 by PricewaterhouseCoopers LLP for assurance and related services in connection with the performance of the audit or review of the Company's financial statements, including 401(k) plan audits, were $25,500 and $17,000, respectively.

Tax Fees

        The aggregate fees incurred by the Company for fiscal years ended December 31, 2002 and 2001 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were $80,000 and $80,556, respectively. These services consisted of reviewing the Company's tax returns.

All Other Fees

        The Company did not incur any other fees for fiscal years ended December 31, 2002 and 2001 for services rendered by PricewaterhouseCoopers LLP. In addition, no services were performed by, or fees billed for the professional services rendered by, PricewaterhouseCoopers LLP in connection with financial information systems design and implementation projects for the fiscal years ended December 31, 2002 and December 31, 2001.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

PROPOSAL NO. 3

                 APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF THE 2000 DIRECTOR STOCK OPTION PLAN

        At its meeting on March 24, 2003, the Board of Directors of the Company adopted the Amended and Restated 2000 Director Stock Option Plan (the "Amended and Restated Director Plan") (a copy of which is attached hereto as Annex B) and directed that the Amended and Restated Director Plan be submitted to the stockholders for their approval. The 2000 Director Stock Option Plan, which was originally effective on September 11, 2000, provided for a non-discretionary grant of an option to purchase 5,000 shares of the Company's Common Stock to each director upon his or her initial appointment to the Board of Directors, as well additional discretionary grants of options to non-employee directors and members of the Company's Advisory Board. Unlike the Company's 2000 Employee Stock Option Plan which provides for several different types of stock based compensation, the 2000 Director Stock Option Plan only provided for option grants. The 2000 Director Stock Option Plan has been amended and restated, subject to stockholder approval, to include the features of the Company's 2000 Employee Stock Option Plan, including the ability to grant restricted stock and stock appreciation rights to non-employee directors and members of the Advisory Board, with the intention that the Amended and Restated Director Plan be substantially similar to the 2000 Employee Stock Option Plan. The Board of Directors believes that adoption of the Amended and Restated Director Plan is in the best interests of the Company and its stockholders because the ability to grant restricted stock and stock appreciation rights in addition to stock options under the Amended and Restated Director Plan is an important factor in attracting, motivating and retaining distinguished personnel with proven ability and vision to serve on the Board of Directors and the Advisory Board of the Company, and to chart the Company's course towards continued growth and financial success.

Summary of the Provisions of the Amended and Restated Director Plan

        The following summary of the Amended and Restated Director Plan is qualified in its entirety by the specific language of the plan, a copy of which is attached hereto as Annex B.

        General.    The Amended and Restated Director Plan is designed to enable the Company to attract and retain persons of outstanding competence to serve as members of the Board of Directors and the Advisory Board of the Company and to provide a direct link between directors' or Advisory Board members' compensation and stockholder value. Participation in the Amended and Restated Director Plan is restricted to non-employee directors and Advisory Board members. In addition to non-qualified options to purchase shares of Common Stock, restricted stock grants and stock appreciation rights ("SARs") may be granted under the Amended and Restated Director Plan. The Board of Directors has previously authorized, and the stockholders have previously approved, 350,000 shares of Common Stock for issuance under the Amended and Restated Director Plan. The Amended and Restated Director Plan also provides that in the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, exchange of shares, combination, or like change in the capital structure of the Company, appropriate adjustments will be made to the shares of Common Stock subject to the Amended and Restated Director Plan and to any outstanding awards. To the extent any outstanding option expires or terminates prior to its exercise in full, or if any shares of Restricted Stock or SARs are forfeited, the shares of Common Stock subject to such award immediately prior to its expiration, termination or forfeiture will be returned to the Amended and Restated Director Plan and made available for future grants.

        Administration.    The Amended and Restated Director Plan is administered by the Executive Compensation and Option Committee of the Board of Directors of the Company in compliance with the requirements of Rule 16b-3 under the Exchange Act. Initial option grants, including all conditions of such grants, that are made to eligible non-employee directors under the Amended and Restated Director Plan are non-discretionary and are dictated by the written terms of the Amended and Restated Director Plan. Under the Amended and Restated Director Plan, upon a non-employee director's initial election or appointment to the Board of Directors of the Company, the director is automatically granted a non-qualified stock option to purchase 5,000 shares of Common Stock at its fair market value (as defined in the Amended and Restated Director Plan) on the date of grant. Subject to the provisions of the Amended and Restated Director Plan the Executive Compensation and Option Committee also determines the eligible directors and Advisory Board members to whom grants of discretionary options, SARs, and shares of Restricted Stock are to be made, the number of shares of Common Stock to be covered by each grant and all other terms and conditions of the grant, consistent with the terms of the Amended and Restated Director Plan. All options granted under the Amended and Restated Director Plan are non-qualified options. If a discretionary option is granted, the Executive Compensation and Option Committee determines the option's term, vesting and exercisability, the amount and type of consideration to be paid to the Company upon the option's exercise and the other terms and conditions of the grant. The terms and conditions of Restricted Stock and SAR awards are also determined by the Executive Compensation and Option Committee. The Executive Compensation and Option Committee has the responsibility to interpret the Amended and Restated Director Plan and to make determinations with respect to all awards granted under the Amended and Restated Director Plan. All determinations of the Executive Compensation and Option Committee are final and binding on all persons having an interest in the Amended and Restated Director Plan or in any award granted under the Amended and Restated Director Plan. The costs and expenses of administering the Amended and Restated Director Plan are borne by the Company.

        Eligibility.    Participation in the Amended and Restated Director Plan is limited to persons who serve as members of the Board of Directors and the Advisory Board of the Company and who, at the time of the option grant, are not employees of the Company. For purposes of determining the exercise period of grants under the Amended and Restated Director Plan, any member of the Board of Directors who resigns as a director in order to become a member of the Advisory Board shall be deemed during his period of service as a member of the Advisory Board to be a continuing member of the Board of Directors and any member of the Advisory Board who resigns as a member of the Advisory Board to become a member of the Board of Directors shall be deemed during his period of service as a member of the Board of Directors to be a continuing member of the Advisory Board. Employees of the Company may not participate in the Amended and Restated Director Plan.

        Terms and Conditions of Option Grants.    The Amended and Restated Director Plan provides for each non-employee director automatically to receive, upon his or her initial election or appointment to the Board of Directors, an option to acquire 5,000 shares of Common Stock at a price equal to the fair market value at the date of the grant of the shares of Common Stock subject to such option. Pursuant to the terms of the Amended and Restated Director Plan, each automatic option shall be memorialized in writing and become vested and exercisable on the first anniversary of the grant date, provided the director remains in the continuous service of the Board of Directors, during such period. Each unvested automatic option becomes vested and exercisable upon the director's termination of service due to retirement, death or disability. If a director's service is terminated for "cause" the automatic option granted to the director under the Amended and Restated Director Plan will be forfeited. In the event a director's service terminates before his or her automatic option has vested, such unvested option shall be canceled and the director shall have no further right or interest in the forfeited option. In addition, the vesting of an unvested automatic option is accelerated upon a director's termination of service on or within the six months following a "Change of Control" of the Company. Each automatic option shall remain outstanding until the tenth anniversary of the grant date. In addition, the Executive Compensation and Option Committee may grant additional discretionary options to eligible directors and members of the Advisory Board, the terms of which, including, the per share exercise price, shall be determined by the Executive Compensation, consistent with the provisions of the Amended and

Restated Director Plan and specified in a written agreement. After the Company grants an option pursuant to the Amended and Restated Director Plan, such option may not be re-priced by the Company. Discretionary options granted under the Amended and Restated Director Plan will become exercisable at such times as may be specified by the Executive Compensation and Option Committee, and generally become exercisable on the first anniversary of the date of grant. The maximum term of options granted under the Amended and Restated Director Plan is ten years.

        Generally, options may be exercised by the payment of the exercise price in cash, certified check or wire transfer, or, subject to the approval of the Executive Compensation and Option Committee, in cash equivalents, such as through the tender of shares of the Company's Common Stock owned by the option holder having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, by third party loan or in any combination of these methods. Options are generally nontransferable by the option holder other than by will or by the laws of descent and distribution except that an option holder may, if permitted by the Executive Compensation and Option Committee in its discretion, transfer an award or any portion thereof, to one or more members of the option holder's immediate family.

        Terms and Conditions of other Awards.    Each SAR or Restricted Stock award granted under the Amended and Restated Director Plan is also evidenced by a written agreement between the Company and the award holder specifying the number of shares of Common Stock subject to the award and the other applicable terms and conditions, consistent with the requirements of the Amended and Restated Director Plan. A SAR may be granted separately or in conjunction with the grant of an option. The terms included in the written agreements evidencing these awards are summarized below.

        If a SAR is granted, the written agreement will specify if the SAR is being granted separately or with respect to an outstanding option. In general, if a SAR is granted with respect to an option, the exercise of the option will cancel the SAR and the exercise of the SAR will cancel the option. An agreement evidencing the SAR will also describe when the SAR will become vested and exercisable, subject to the award holder's continued service as a director or member of the Advisory Board, and the per share grant price. Upon settlement of the SAR, occurring at exercise, the award holder will receive a cash distribution of the difference between the grant price of the Common Stock underlying the SAR and its fair market value on the date of exercise.

        If shares of Restricted Stock are awarded, the agreement will specify the per share grant price of the Common Stock subject to the restrictions, if any, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the award holder's continued service a director or member of the Advisory Board. Upon settlement of the Restricted Stock, occurring upon the lapse of the restrictions, the shares of Common Stock subject to the award will become immediately distributable to the participant.

        Change Of Control Provisions.    In general, a "Change of Control" will be deemed to occur upon any of the following events in which the stockholders of the Company do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company, (ii) a merger in which the Company is a party, or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company. If a participant's terminates service within six months following a "Change of Control," all of the options and SARs previously granted to him shall automatically become vested and immediately exercisable; restrictions in Restricted Stock awards will also automatically lapse upon a "Change of Control" and the Restricted Stock will become immediately distributable to the participant.

        Other Provisions.    Neither the existence of the Amended and Restated Director Plan, nor the granting of an option thereunder, will be construed to limit, in any way, the right of the Company or its stockholders to elect a person to serve as a director or the right of the Board of Directors to appoint a person to serve as a member of the Advisory Board. In addition, nothing in the Amended and Restated Director Plan shall be construed to give any director or Advisory Board member the right to a grant of an award (other than the non-discretionary option upon initial appointment or election) under the Amended and Restated Director Plan unless the express terms and conditions of the Amended and Restated Director Plan are satisfied.

        Termination or Amendment of the Amended and Restated Director Plan.    Unless sooner terminated, no awards may be granted under the Amended and Restated Director Plan after September 11, 2010. The Board of Directors may terminate or amend the Amended and Restated Director Plan at any time, but the Board of Directors may not amend the Amended and Restated Director Plan to increase the total number of shares of Common Stock reserved for issuance of awards or adopt any amendment that would materially increase the cost of the Amended and Restated Director Plan to the Company without stockholder approval. No amendment may be adopted that would adversely affect an outstanding option or award without the participant's consent.

Summary of Federal Income Tax Consequences of the Amended and Restated Director Stock Option Plan

        The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to participation in the Amended and Restated Director Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards granted under the Amended and Restated Director Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

        Non-Qualified Stock Options.    Options that are granted under the Amended and Restated Director Plan do not qualify as incentive stock options, and as such are non-qualified stock options and have no special tax status. In general, no gain or loss is recognized by the option holder at the time an option is granted under the Amended and Restated Director Plan. Upon the exercise of an option, the option holder normally recognizes ordinary income in the amount of the difference between the fair market value of the Common Stock on determination date (which is generally the date of exercise) and the option price, and the Company would be entitled to a deduction for federal income tax purposes for the same amount. Upon a subsequent sale or exchange of stock acquired pursuant to the exercise of an option, the option holder would have gain or loss, measured by the difference between the sale price and the fair market value on the date of recognition of income, taxable as a capital gain or loss. A capital gain or loss will be long-term if the option holder's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a non-qualified option or the sale of the stock acquired pursuant to such grant.

        SARs and Restricted Stock Awards.    A participant will not be required to recognize any income for federal income tax purposes upon the grant of a SAR or shares of Restricted Stock. However, upon settlement of the SAR award (the date of its exercise), the participant will be required to recognize as ordinary income the difference between the strike price and the fair market value on the date of its exercise of the shares of Common Stock on which the SAR award is based. This amount will be taxed at ordinary federal income tax rates. Upon settlement of the Restricted Stock award (the date the shares become distributable), the participant will be required to recognize as ordinary income the fair market value of the shares of Common Stock on such date. The Company should be entitled to a deduction equal to the amount of the ordinary income recognized by the participant upon the settlement of the SAR or Restricted Stock award.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of this Proposal No. 3, provided that the total votes cast on this proposal represent over 50% in interest of all securities entitled to vote on this proposal. For purposes of the vote on this Proposal No. 3, an abstention or a broker non-vote will have the effect of a vote against this proposal unless the total votes cast on this proposal represent more than 50% in interest of all securities entitled to vote on this proposal, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED 2000 DIRECTOR STOCK OPTION PLAN.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2002, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)) (c)
Equity Compensation Plans Approved by Stockholders	3,739,666(3)	$32.19(4)	3,402,853
Equity Compensation Plans Not Approved by Stockholders(1)	18,314.757	N/A	N/A(5)
Stock Warrants Not Approved by Stockholders(2)	642,476	36.49	0

Total	4,400,456.757	N/A	3,402,853

(1)
The only plan included in the table that was adopted without stockholder approval was the Directors' Deferred Compensation Plan, the material features of which are summarized under "Compensation of Directors—Directors' Deferred Compensation Plan."

(2)
Stock warrants held by (a) Mitchell E. Hersh (339,976 warrants) and certain other individuals in connection with the Mack transaction (in the aggregate amount of 50,000 warrants) (collectively, the "Mack Warrants") and (b) Timothy M. Jones (170,000 warrants), Michael Grossman (15,000 warrants) and Brad Berger, a member of the Advisory Board of the Company (67,500 warrants) (collectively, the "Robert Martin Warrants"), were granted without stockholder approval, in accordance with applicable NYSE rules, in connection with the commencement of their respective employment with the Company in 1997, as a result of the Mack Company and Robert Martin business combinations. Each of the Mack Warrants and the Robert Martin Warrants enables the holder to purchase an equal number of shares of the Company's Common Stock at $38.75 per share and $33.00 per share, respectively. The Mack Warrants are all currently exercisable and expire on December 12, 2007. The Robert Martin Warrants are all currently exercisable and expire on January 31, 2007.

(3)
Includes 153,736 shares of restricted stock.

(4)
Weighted-average exercise price of outstanding options; excludes restricted stock.

(5)
The Directors' Deferred Compensation Plan does not limit the number of stock units issuable thereunder.

SUBMISSION OF STOCKHOLDER PROPOSALS

        The Company intends to hold its 2004 annual meeting of stockholders in May 2004. To be considered for inclusion in the Company's notice of meeting and proxy statement for, and for presentation at, the annual meeting of the Company's stockholders to be held in 2004, a stockholder proposal must be received by Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016, no later than December 11, 2003, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of the Exchange Act.

        The Company's by-laws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in the Company's notice of meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the annual meeting of the Company's stockholders to be held in 2004, any such stockholder proposal must be received by Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, no earlier than January 14, 2004 and no later than February 13, 2004, and discretionary authority may be used if untimely submitted.

        The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies authorized pursuant to this Proxy Statement will be voted in respect thereof and in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or to promptly authorize a proxy to vote your shares by Internet or telephone in accordance with the instructions on the accompanying proxy card.

By Order of the Board of Directors, /s/ ROGER W. THOMAS Roger W. Thomas Secretary

Annex A

MACK-CALI REALTY CORPORATION
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

PURPOSE

        There shall be an Audit Committee (the "Committee") of the Board of Directors (the "Board") of Mack-Cali Realty Corporation, a Maryland corporation (the "Company"). The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities, primarily through: 1) overseeing management's conduct of the Company's financial reporting process and systems of internal accounting and financial controls, including the Company's internal audit function; 2) monitoring the integrity of the financial statements of the Company; 3) monitoring the independence and performance of the Company's independent auditor; 4) providing an avenue of communication among the independent auditor, management and the Board; and 5) monitoring compliance by the Company with legal and regulatory requirements.

COMPOSITION AND MEETINGS

        The Committee shall have at least three (3) members at all times, each of whom must be independent of management and the Company. The members of the Committee shall be considered independent if they meet the independence and experience requirements of the New York Stock Exchange (the "NYSE"), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). Committee members shall not serve on the audit committees of more than two other public companies.

        Members of the Committee shall be appointed by the Board and shall serve until the earlier to occur of the date on which he or she shall: 1) be replaced by the Board; 2) resign from the Committee; or 3) resign from the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements or be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall be a financial expert as defined by the Commission and at least one member (who also may serve as the financial expert) shall have accounting or related financial management expertise in accordance with NYSE listing standards.

        The Committee shall meet as frequently as circumstances dictate and as it deems necessary to fulfill its responsibilities, but no less than four times annually. The Committee shall meet regularly in executive session without management present. The Committee shall meet periodically with management, the internal auditor (if established) and the independent auditor in separate executive sessions to oversee and review their respective performance. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Board shall name a chairperson of the Committee, who shall prepare and/or approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum.

RESPONSIBILITIES AND DUTIES

        The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall be engaged by and report directly to the Committee.

        The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

        The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

        The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

        The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

        Specifically, the Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the Company's annual and quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the Commission. Such review must include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements. During such review, or otherwise, the Committee shall work to resolve any disagreements between management and the independent auditor regarding financial reporting.

2.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

3.
Review and discuss quarterly reports with the independent auditor, focusing on:

(a)
All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)
Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

4.
Review and discuss with management the Company's policies regarding earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP financial information, as well as financial information and earnings guidance provided to analysts and rating agencies.

5.
Discuss with management and the independent auditor the effect of off-balance sheet structures on the Company's financial statements.

6.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

7.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

8.
Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

9.
Appoint, determine the compensation of, and make decisions regarding the retention or termination of, the Company's independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

10.
Oversee the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting).

11.
Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit, or delegate the authority to pre-approve such services to one or more members of the Committee, who shall report any decision to pre-approve any services to the full Audit Committee at it s regularly scheduled meetings.

12.
Report the pre-approval of any permitted non-audit services to management for disclosure in the Company's periodic reports.

13.
Review with the independent auditor the scope of the prospective audit, the planning and staffing of the audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate.

14.
Receive and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditor's independence, and taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions with respect to the independent auditor to the Board.

15.
Receive from the independent auditor the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the independent auditor.

16.
Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

17.
Establish clear policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

18.
Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

19.
Review and consider whether the provision by the independent auditor of any permitted non-audit services is compatible with maintaining their independence; review and approve the non-audit fees of the independent auditor; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries, and any audit problems or difficulties and management's response.

Oversight of the Company's Internal Audit Function (Applicable Following the Establishment, If Any, of an Internal Audit Function)

20.
Review the appointment and replacement of the internal auditing personnel.

21.
Review the significant reports to management prepared by the internal auditing personnel and management's responses.

22.
Discuss with the independent auditor and management the internal audit personnel's responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

23.
Review, at least annually, the then current and future programs of the Company's internal audit personnel, including the procedure for assuring implementation of accepted recommendations made by the independent auditor; and review any issues that arise regarding the performance of the Company's internal audit function and the significant matters contained in these internal audit personnel reports.

24.
Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

Compliance Oversight Responsibilities

25.
Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

26.
Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and other third parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

27.
Establish and maintain procedures for the confidential and anonymous receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

28.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

29.
Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

30.
Engage independent outside advisors, including experts in particular areas of accounting and independent counsel, as appropriate or necessary to fulfill the responsibilities of the Committee. The Committee has the sole authority, in its capacity as a committee of the Board of Directors, to determine and provide for the appropriate funding for any advisors employed by the Committee.

31.
Report regularly to the Board of Directors as to the Committee's accomplishments of its purposes and responsibilities.

32.
Conduct an annual performance evaluation of the Committee.

LIMITATION OF COMMITTEE'S ROLE

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

REPORT

        The Committee shall prepare a report each year concerning its compliance with this Charter for inclusion in the Company's proxy statement relating to the election of directors.

Adopted: March 4, 2003

Annex B

AMENDED AND RESTATED
2000 DIRECTOR STOCK OPTION PLAN

SECTION 1.    PURPOSE.

        The purpose of the Amended and Restated 2000 Director Stock Option Plan (the "Plan") is to advance and promote the interests of Mack-Cali Realty Corporation (the "Corporation") and its Subsidiaries by providing non-employee members of the Board of Directors of the Corporation or its Subsidiaries, if so designated, and non-employee members of the Advisory Board of the Corporation with an incentive to achieve corporate objectives, to attract and retain non-employee directors and Advisory Board members of outstanding competence and to provide such individuals with an equity interest in the Corporation through the acquisition of Common Stock and by providing for payments to such individuals based on the appreciation in value or value of such Common Stock. The Plan is intended to be construed as an employee benefit plan that satisfies the requirements for exemption from the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the applicable rules promulgated thereunder.

SECTION 2.    DEFINITIONS.

        The following definitions are applicable to the Plan:

2.1    ADVISORY BOARD.

        "Advisory Board" shall mean the Advisory Board of the Corporation which was established in December 1997.

2.2    AWARD.

        "Award" means Options, Restricted Stock, Stock Appreciation Rights (SARs) or any combination thereof granted under the Plan.

2.3    AWARD AGREEMENT.

        "Award Agreement" means the written agreement by which an Award shall be evidenced.

2.4    BENEFICIARY.

        "Beneficiary" means the beneficiary or beneficiaries designated by a Participant in accordance with Section 10.8 hereof to receive the amount, if any, payable under the Plan upon the death of such Participant.

2.5    BOARD.

        "Board" means the Board of Directors of the Corporation.

2.6    CAUSE.

        "Cause" means termination for fraud or willful misconduct as determined by the Committee or the Board.

2.7    CHANGE IN CONTROL.

        "Change in Control" means that any of the following events has occurred:

  (i)
  any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Corporation, any of its Subsidiaries, or any employee benefit plan sponsored by the Corporation or any of its Subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the Common Stock issued and outstanding immediately prior to such acquisition;

  (ii)
  any Common Stock is purchased pursuant to a tender or exchange offer other than an offer by the Corporation; or

  (iii)
  the dissolution or liquidation of the Corporation or the consummation of any merger or consolidation of the Corporation or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Corporation immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than thirty percent (30%) of the voting power of the surviving or acquiring corporation.

provided, however, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred and no rights arising upon a Change in Control described in Sections 7.3(e), 8.6 and 9.5 hereof shall exist unless on a Plan wide basis, the Board directs to the contrary by resolution adopted prior to the Change in Control. Any resolution of the Board adopted in accordance with the provisions of this Section directing that this Section and Sections 7.3(e), 8.6 and 9.5 hereof or any of such Sections become ineffective may be rescinded or countermanded at any time with or without retroactive effect by such Board.

2.8    CODE.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.9    COMMITTEE.

        "Committee" means the committee appointed pursuant to Section 3 hereof or if no such Committee is appointed, the Board.

2.10    COMMON STOCK.

        "Common Stock" means the common stock, $.01 par value per share, of the Corporation.

2.11    CORPORATION.

        "Corporation" means Mack-Cali Realty Corporation.

2.12    DISABILITY.

        "Disability" means a mental or physical condition rendering a Participant unable to perform his or her regular duties as determined by the Committee or the Board.

2.13    DISCRETIONARY OPTION.

        "Discretionary Option" means a Non-qualified Stock Option granted pursuant to Section 7.2 hereof.

2.14    EFFECTIVE DATE.

        "Effective Date" means March 24, 2003, subject to stockholder approval.

2.15    ELIGIBLE ADVISORY BOARD MEMBERS.

        "Eligible Advisory Board Members" means any non-employee members of the Advisory Board.

2.16    ELIGIBLE DIRECTORS.

        "Eligible Directors" means any non-employee members of the Board. In addition, Eligible Director shall include any non-employee members of the Board of Directors of a Subsidiary of the Company, if and only if, and only to the extent, such Board of Directors is designated by the Board as eligible to participate in the Plan.

2.17    ELIGIBLE INDIVIDUAL.

        "Eligible Individual" means any Eligible Director or an Eligible Advisory Board Member.

2.18    EXCHANGE ACT.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under the Exchange Act include references to successor provisions.

2.19    FAIR MARKET VALUE.

        "Fair Market Value" means the fair market value of the Common Stock based upon the closing price of a Share as quoted on the New York Stock Exchange at the end of the last business day preceding the Grant Date or other date of determination.

2.20    INCENTIVE STOCK OPTION.

        "Incentive Stock Option" means an option to purchase Common Stock that satisfies the requirements of Section 422 of the Code.

2.21    IMMEDIATE FAMILY.

        "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children and grandchildren.

2.22    MATURE SHARES.

        "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six (6) months or (ii) has purchased from the open market.

2.23    NON-DISCRETIONARY OPTION.

        "Non-Discretionary Option" means a Non-qualified Stock Option granted pursuant to Section 7.1 hereof.

2.24    NON-QUALIFIED STOCK OPTION.

        "Non-qualified Stock Option" means an option to purchase Common Stock that does not qualify as an Incentive Stock Option.

2.25    OPTION.

        "Option" means a Discretionary Option or Non-Discretionary Option granted under the Plan. All Options granted under this Plan shall be Non-qualified Stock Options.

2.26    OPTION PRICE.

        "Option Price" means the purchase price per Share of an Option.

2.27    OPTION TERM.

        "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, in the discretion of the Committee, and consistent with the provisions of the Plan, be extended from time to time.

2.28    PARTICIPANT.

        "Participant" means an Eligible Director or Eligible Advisory Board Member who has been granted an Award or a Permitted Transferee.

2.29    PERMITTED TRANSFEREE.

        "Permitted Transferee" means a person to whom an Award may be transferred or assigned in accordance with Section 10.8 hereof.

2.30    PLAN.

        "Plan" means this Amended and Restated 2000 Director Stock Option Plan, as the same may be amended from time to time.

2.31    RESTRICTED STOCK.

        "Restricted Stock" means Shares that are subject to forfeiture if the Participant does not satisfy the Restrictions specified in the Award Agreement applicable to such Restricted Stock.

2.32    RESTRICTED PERIOD.

        "Restricted Period" means the period of time Restricted Stock is subject to the Restrictions specified in the Award Agreement applicable to such Restricted Stock.

2.33    RESTRICTIONS.

        "Restrictions" means those restrictions and conditions placed upon Restricted Stock as determined by the Board in accordance with Section 9.2 hereof.

2.34    RETIREMENT.

        "Retirement" means separation from service as a director or member of the Advisory Board on or after age 65 or at such other time as the Board may designate.

2.35    RULE 16B-3.

        "Rule 16b-3" means Rule 16b-3 of the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.36    SEC.

        "SEC" means the Securities and Exchange Commission.

2.37    SECTION 16 PARTICIPANT.

        "Section 16 Participant" means a Participant who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Corporation.

2.38    SHARE.

        "Share" means a share of Common Stock.

2.39    STOCK APPRECIATION RIGHT or SAR.

        "Stock Appreciation Right" or "SAR" means a right granted under the Plan, in connection with an Option or separately, to receive the appreciation in value of Shares.

2.40    SUBSIDIARY.

        "Subsidiary" means a corporation or other entity with respect which the Corporation (i) owns, directly or indirectly, fifty percent (50%) or more of the then outstanding common stock in any corporation or (ii) has a fifty percent (50%) or more ownership interest in any other entity.

SECTION 3.    ADMINISTRATION.

        The Plan shall be administered by a committee (the "Committee), which shall consist of two or more directors of the Corporation, all of whom qualify as "Non-Employee Directors" as defined in Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect. In the event that the Executive Compensation and Option Committee of the Board (the "Compensation Committee) meets the requirements set forth in this Section 3 hereof, such Compensation Committee shall be the Committee hereunder unless otherwise determined by the Board.

        A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephonic meeting, by action of a majority of the members present, or without a meeting by unanimous written consent.

        Subject to the express provisions of the Plan, the Committee shall have full and final authority and discretion as follows:

  (i)
  to select the Participants from Eligible Individuals entitled to receive Awards (other than Non-Discretionary Options pursuant to Section 7.1 hereof);

  (ii)
  to grant Discretionary Options and/or Restricted Stock to Participants in such combination and in such amounts as it shall determine, and to determine the terms and conditions applicable to each such Award, including the benefit payable under any SAR, and whether or not specific Awards shall be identifiable with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Award;

  (iii)
  to determine the amount, if any, that a Participant shall pay for Restricted Stock, the nature of the Restrictions applicable to the Restricted Stock, and the duration of the Restricted Period applicable to the Restricted Stock;

  (iv)
  to determine the actual amount earned by each Participant with respect to such Awards, the terms and conditions of all Award Agreements (which need not be identical) and with the consent of the Participant, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan, except that consent of the Participant shall not be required for any amendment which (A) does not adversely affect the rights of the Participant or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any change in applicable law; provided, however, that the Committee shall not have the authority and discretion to re-price any Award;

  (v)
  to determine the number of Shares to be covered by an Option and the time or times when and the manner in which each Option shall be exercisable;

  (vi)
  to grant a SAR in connection with the grant of an Option or separately;

  (vii)
  to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of service (other than for Cause);

  (viii)
  subject to the provisions of the Plan, to extend the time during which any Award or group of Awards may be exercised;

  (ix)
  to interpret the Plan and make all determinations necessary or advisable for the administration of the Plan including the establishment, amendment or revocation from time to time of guidelines or regulations for the administration of the Plan, to cause appropriate records to be established, and to make all determinations and take all other actions considered necessary or advisable for the administration of the Plan; and

  (x)
  to take any other action with respect to any matters relating to the Plan for which it is responsible.

        All decisions, actions or interpretations of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive upon all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

SECTION 4.    PARTICIPATION/SERVICE.

4.1    NON-DISCRETIONARY OPTIONS.

        All Eligible Directors shall automatically be eligible to receive Non-Discretionary Options under the Plan.

4.2    DISCRETIONARY OPTIONS AND OTHER AWARDS.

        The Committee, may, in its discretion grant Discretionary Options and other Awards to any Eligible Individual, whether or not he or she has previously received an Award. Participation in the Plan (other than with respect to Non-Discretionary Options) shall be limited to those Eligible Individuals who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. No such Eligible Individuals shall at any time have the right to receive a Discretionary Option or other Award (other than a Non-Discretionary Option) unless selected by the Committee pursuant to the Plan. No Participant, having been granted an Award, shall have the right to an additional Award in the future unless such Award is granted by the Committee.

4.3    TRANSFER OF SERVICE FROM BOARD TO ADVISORY BOARD OR VICE VERSA.

        For purposes of determining the exercise period and vesting of Awards granted hereunder, (i) a Participant who resigns as a member of the Board in order to become a member of the Advisory Board shall be deemed during his or her period of service as a member of the Advisory Board to be a continuing member of the Board and (ii) a Participant who resigns as a member of the Advisory Board in order to become a member of the Board shall be deemed during his or her period of service as a member of the Board to be a continuing member of the Advisory Board.

SECTION 5.    MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARDS.

        Subject to adjustment in accordance with Section 10.2 hereof, the maximum number of Shares for which grants under the Plan shall be available is 350,000. In addition, the Committee shall have the authority, in its sole discretion, to grant additional Options to a Participant who exercises an Option and pays the exercise price in Common Stock, in a quantity equal to the number of Common Stock delivered to the Corporation upon such exercise. In the event any Awards granted under the Plan shall be forfeited, terminate or expire, the number of Shares subject to such Award, to the extent of any such forfeiture, termination or expiration, shall thereafter again be available for grant under the Plan. The Common Stock distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Common Stock for distribution to Participants before such Common Stock is due and distributable.

SECTION 6.    GENERAL CONDITIONS TO GRANTS.

        The Grant Date of a Non-Discretionary Option shall be the date on which the Eligible Director is initially elected or appointed to the Board and the Grant Date of a Discretionary Option or any other Award (other than a Non-Discretionary Option) shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee. All Awards shall be evidenced by an Award Agreement and any terms and conditions of an Award not set forth in the Plan shall be set forth in the Award Agreement related to that Award.

SECTION 7.    OPTIONS.

7.1    GRANT OF NON-DISCRETIONARY OPTIONS.

        Each Eligible Director shall be granted, upon his or her initial election or appointment to the Board, a Non-qualified Stock Option to purchase 5,000 Shares (a "Non-Discretionary Option"). The grant of a Non-Discretionary Option shall not be subject to the discretion of the Committee.

7.2    GRANT OF DISCRETIONARY OPTIONS.

        Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those Eligible Individuals to whom Discretionary Options shall be granted and the number of Shares to be granted to each such Eligible Individual. In determining the Eligible Individuals who will be granted Discretionary Options under the Plan, the Committee may consider such individuals' responsibilities, service, present and future value to the Corporation or any Subsidiary and other factors it considers relevant. A Discretionary Option or other Award granted under this Section 7.2 may be in addition to the Non-Discretionary Option granted to an Eligible Director pursuant to Section 7.1 hereof.

7.3    TERMS AND CONDITIONS OF OPTIONS.

        Except as otherwise provided in an Award Agreement, each Option shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate as set forth in the Award Agreement.

  (a)
  OPTION TERM. Each Option shall expire on the tenth (10th) anniversary of the Grant Date or such earlier period specified in the Participant's Award Agreement. The Committee may

    extend such Option Term; provided, however, that the Option Term, including any such extensions, shall not exceed ten (10) years.

  (b)
  OPTION PRICE. The Option Price of each Share underlying a Discretionary Option shall be determined by the Committee no later than the Grant Date of such Discretionary Option. The Option Price of each Share underlying a Non-Discretionary Option shall be the Fair Market Value of a Share on the Grant Date of such Non-Discretionary Option.

  (c)
  EXERCISE OF OPTION. No part of any Option may be exercised until the Participant shall have remained a member of the Board or Advisory Board, as the case may be, for the periods set forth below:

  (i)
  Non-Discretionary Options.    One year from the Grant Date.

  (ii)
  Discretionary Options And Other Awards.    The period, if any, determined by the Committee in its sole discretion.

  (d)
  PAYMENT OF PURCHASE PRICE UPON EXERCISE. The purchase price as to which an Option shall be exercised shall be paid to the Corporation at the time of exercise either (i) in cash, certified check or wire transfer, (ii) in such other consideration as the Committee deems appropriate, including, but not limited to, loans from a third party, (iii) subject to the approval of the Committee, in Mature Shares already owned by the Participant having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Mature Shares having a total fair market value, as so determined, equal to the purchase price, (iv) subject to the approval of the Committee, in its sole discretion, by delivering a properly executed exercise notice in a form approved by the Committee, together with an irrevocable notice of exercise and irrevocable instructions to a broker to promptly deliver to the Corporation the amount of applicable sale sufficient to pay the purchase price for such Shares, together with the amount of federal, state and local withholding taxes payable by Participant by reason of such exercise, or (v) a combination of the foregoing.

  (e)
  EXERCISE IN THE EVENT OF DEATH, DISABILITY, RETIREMENT OR OTHER TERMINATION OF SERVICE OR A CHANGE IN CONTROL. Subject to Section 4.3 hereof, the following provisions shall apply upon termination of a Participant's service as a member of the Board or Advisory Board:

  (i)
  Upon Termination Due To Death, Disability Or Retirement.    If Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, Disability or Retirement, the Participant, Beneficiary or legal representative shall have the right to exercise all Options regardless of whether such Options are vested, at any time and from time to time, but not later than (x) one year following the date of death or Disability, (ii) one year following the date of Retirement, or (iii) the expiration date specified pursuant to Section 7.3(a) hereof, whichever is earlier.

  (ii)
  Upon Termination For Any Reason Other Than Due To Death, Disability, Retirement Or For Cause.    If a Participant' s service as a member of the Board or Advisory Board shall terminate for any reason other than due to the Participant's death, Disability, Retirement or termination for Cause, such Participant shall have the right to exercise his or her Options, to the extent that such Participant shall have been entitled to do so on the date of such termination, at any time and from time to time, but not later than (i) on the expiration date specified pursuant to Section 7.3(a) hereof or (ii) three (3) months after the date of such termination of service, whichever date is earlier and the portion of any Option granted hereunder that is not vested and exercisable as of the date of such termination of service shall automatically expire and be forfeited as of the date of such termination of service.

    (iii)
    Upon Termination For Cause.    If a Participant's service as a member of the Board or Advisory Board shall terminate for Cause, all Options regardless of whether such Options are vested or not shall be forfeited and canceled on the date of such termination.

    (iv)
    Upon A Change In Control.    In the event a Participant's service shall terminate on or within six (6) months following a Change in Control, the vesting of all Options granted under the Plan which the Participant shall not then have been entitled to exercise shall be accelerated as of the date of such termination and the Participant may exercise all such Options at any time, or from time to time, but not later than (x) the expiration date specified pursuant to Section 7.3(a) hereof or (y) three (3) months after such termination, whichever is earlier.

  (f)
  PARTICIPANTS TO HAVE NO RIGHTS AS STOCKHOLDERS. No Participant shall have any rights as a stockholder with respect to any Common Stock subject to his or her Option prior to the date of issuance to him or her of such Common Stock.

  (g)
  INVESTMENT REPRESENTATION. Each Award Agreement for an Option shall provide that, upon demand by the Committee for such a representation, the Participant (or any person acting under Section 7.3(e) hereof) shall deliver to the Committee, at the time of any exercise of an Option or portion thereof, a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Common Stock issued upon exercise of an Option and prior to the expiration of the Option Term shall be a condition precedent to the right of the Participant or such other person to purchase any Common Stock. In the event certificates for Common Stock are delivered under the Plan with respect to which such an investment representation has been obtained, the Committee may cause a legend or legends to be placed on certificates to make appropriate reference to such representations and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

  (h)
  OTHER OPTION PROVISIONS. The Committee may require a Participant to agree, as a condition to receiving an Option under the Plan, that part or all of any Options previously granted to such Participant under the Plan or any prior plan of the Corporation be terminated.

7.4    EXERCISE OF OPTIONS.

        An Option shall be exercised by the delivery to the Corporation during the Option Term of (x) written notice of intent to purchase a specific number of Shares subject to the Option and (y) payment in full of the Option Price of such specific number of Shares.

SECTION 8.    STOCK APPRECIATION RIGHTS.

8.1    AWARD OF STOCK APPRECIATION RIGHTS.

        Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those Eligible Individuals to whom SARs shall be granted and the number of Shares to be granted to each such Eligible Individual. When granted SARS may, but need not, be identified with a specific Option (including any Option granted on or before the Grant Date of the SARs) in a number equal to or different from the number of SARs so granted. If SARs are identified with Shares subject to an Option, then, unless otherwise provided in the applicable Award Agreement, the Participant's associated SARs shall terminate upon (x) the expiration, termination, forfeiture or cancellation of such Option, or (y) the exercise of such Option.

8.2    STRIKE PRICE.

        The strike price ("Strike Price") of any SAR shall equal, for any SAR that is identified with an Option, the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; except that the Committee may (x) specify a higher Strike Price in the Award Agreement or (y) provide that the benefit payable upon exercise of any SAR shall not exceed a percentage of Fair Market Value of a Share on such Grant Date as the Committee shall specify.

8.3    VESTING OF SARS.

        Unless otherwise specified in the applicable Award Agreement or in the Participant's employment or other agreement with the Corporation or any Subsidiary, (x) each SAR not identified with any other Award shall become exercisable on the first anniversary of the Grant Date of such SAR or in such other amounts and over such other time period as may be determined by the Committee and (y) each SAR which is identified with any other Award shall become exercisable as and to the extent that the Option with which such SAR is identified may be exercised.

8.4    EXERCISE OF SARS.

        SARs shall be exercised by delivery to the Corporation of written notice of intent to exercise a specific number of SARs. Unless otherwise provided in the applicable Award Agreement, the exercise of SARs which are identified with Shares subject to an Option shall result in the cancellation or forfeiture of such Option, to the extent of such exercise and any such Shares so canceled or forfeited shall not thereafter again become available for grant under the Plan. The benefit for each SAR shall be equal to (x) the Fair Market Value of the Share on the date of such exercise, minus (y) the Strike Price of such SAR. Such benefit shall be payable in cash (subject to applicable withholding), except that the Committee may provide in the applicable Award Agreement that benefits may be paid wholly or partly in Shares.

8.5    NO RIGHTS AS STOCKHOLDERS.

        No Participant shall have any rights as a stockholder with respect to any Common Stock subject to his or her SAR.

8.6    EXERCISE IN THE EVENT OF TERMINATION OF SERVICE OR CHANGE IN CONTROL.

        Unless otherwise provided in an Award Agreement, the following provisions shall apply upon termination of a Participant's service as a member of the Board or Advisory Board:

  (i)
  Upon Termination Due To Death, Disability Or Retirement.    If Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, Disability or Retirement, the Participant, Beneficiary or legal representative shall have the right to exercise all SARs regardless of whether such SARs are vested, at any time and from time to time, but not later than (x) one year following the date of death or Disability, (ii) one year following the date of Retirement, or (iii) the expiration date specified in the Award Agreement, whichever is earlier.

  (ii)
  Upon Termination For Any Reason Other Than Due To Death, Disability, Retirement Or For Cause.    If a Participant' s service as a member of the Board or Advisory Board shall terminate for any reason other than due to the Participant's death, Disability, Retirement or termination for Cause, such Participant shall have the right to exercise his or her SARs, to the extent that such Participant shall have been entitled to do so on the date of such termination, at any time and from time to time, but not later than (i) on the expiration date specified in the Award Agreement or (ii) three (3) months after the date of such termination of service, whichever date is earlier and the portion of any SAR granted hereunder that is not vested and exercisable as of the date of such termination of service shall automatically expire and be forfeited as of the date of such termination of service.

  (iii)
  Upon Termination For Cause.    If a Participant's service as a member of the Board or Advisory Board shall terminate for Cause, all SARs regardless of whether such SARs are vested or not shall be forfeited and canceled on the date of such termination.

  (iv)
  Upon A Change In Control.    In the event a Participant's service shall terminate on or within six (6) months following a Change in Control, the vesting of all SARs granted under the Plan which the Participant shall not then have been entitled to exercise shall be accelerated as of the date of such termination and the Participant may exercise all such SARs at any time, or from time to time, but not later than (x) the expiration date specified in the Award Agreement or (y) three (3) months after such termination, whichever is earlier.

SECTION 9.    RESTRICTED STOCK.

9.1    AWARDS OF RESTRICTED STOCK.

        Restricted Stock awarded under this Plan shall be subject to certain Restrictions as provided below. All Restrictions imposed on any such Award of Restricted Stock shall be made by and at the discretion of the Committee, subject to the provisions of the Plan, and are binding on the Corporation and the Participants, their Beneficiaries and legal representatives.

9.2    RESTRICTED PERIOD/RESTRICTIONS.

        At the time each Award of Restricted Stock is granted, the Committee (i) shall establish a Restricted Period within which Restricted Stock awarded to the Participants may not be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, if any and (ii) may impose such other Restrictions on any Restricted Stock as it may deem advisable.

9.3    RIGHTS AS STOCKHOLDERS.

        Except for the conditions outlined in Section 9.2 hereof, and the forfeiture conditions described in Section 9.5 hereof, each Participant shall have all rights of a holder of Common Stock, including the right to receive all dividends or other distributions made or paid in respect of such Shares and the right to vote such Shares at regular or special meetings of the stockholders of the Corporation.

9.4    DELIVERY OF SHARES.

        The certificates for any Restricted Stock awarded to an Eligible Individual under the Plan shall be held (together with a stock power executed in blank by the Eligible Individual) in escrow by the Secretary of the Corporation under the Participant's name in an account maintained by the Corporation until such Shares of Restricted Stock become nonforfeitable or are forfeited. At the conclusion of the Restricted Period or the expiration or attainment of such other Restrictions imposed on any Restricted Stock granted to a Participant, or upon the prior approval of the Committee as described in Section 9.5 hereof, and subject to the satisfaction of the Corporation's withholding obligations described in Section 10.7 hereof, certificates representing such Shares of Restricted Stock shall be delivered to the Participant, or the Beneficiary or legal representative of the Participant, free of the Restrictions set forth in the Award Agreement pursuant to Section 9.2 hereof.

9.5    EXERCISE IN THE EVENT OF TERMINATION OF SERVICE OR CHANGE IN CONTROL.

        Unless otherwise provided in an Award Agreement, the following provisions shall apply upon termination of a Participant's service as a member of the Board or Advisory Board:

  (i)
  Upon Termination Due To Death, Disability Or Retirement.    If Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, Disability or Retirement, the Participant, all Restricted Periods shall end, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participants free from such Restrictions as soon as practicable following such termination of service.

  (ii)
  Upon Termination For Any Reason Other Than Due To Death, Disability, Retirement Or For Cause.    If a Participant' s service as a member of the Board or Advisory Board shall terminate for any reason other than due to the Participant's death, Disability, Retirement or termination for Cause, all Restricted Stock awarded under the Plan which are then subject to a Restricted Period or other Restrictions shall be forfeited and become property of the Corporation on the date of such termination of service.

  (iii)
  Upon Termination For Cause.    If a Participant's service as a member of the Board or Advisory Board shall terminate for Cause, all Restricted Stock awarded under the Plan which are then subject to a Restricted Period or other Restrictions shall be forfeited and become property of the Corporation on the date of such termination of service.

  (iv)
  Upon A Change In Control.    In the event of a Change in Control, all Restricted Periods shall end, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participants free from such Restrictions as soon as practicable following such Change in Control.

9.6    SECTION 83(B) ELECTIONS.

        A Participant who files an election permitted under Section 83(b) of the Code with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while they are still subject to a Restricted Period or other Restrictions shall notify the Corporation of such election within ten (10) days of making such election and promptly furnish the Corporation with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

SECTION 10.    GENERAL PROVISIONS.

10.1    GENERAL CREDITOR STATUS.

        Participants shall have no right, title, or interest whatsoever in or to any investments that the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan; provided, however, that in its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock; provided, further, however, that, unless the Committee otherwise determines with the consent of the affected

Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

10.2    CERTAIN ADJUSTMENTS TO SHARES.

        In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, spin-off, split-off, merger, consolidation, stock split, reverse stock split, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock of or by the Corporation, the number and kind of Shares available for Awards under the Plan and the number and kind of Shares subject to a Restricted Period or other Restrictions or subject to Options in outstanding Awards and the Option Price or purchase price per Share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

10.3    SUCCESSOR CORPORATION.

        The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

10.4    NO CLAIM OR RIGHT UNDER THE PLAN.

        Neither the Plan nor any action taken thereunder shall be construed as giving any non-employee member of the Board or Advisory Board member any right to a continuation of membership on the Board or the Advisory Board, as applicable.

10.5    AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT.

        No Award shall be considered as compensation under any employee benefit plan of the Corporation, except as specifically provided in any such plan or as otherwise determined by the Board.

10.6    LISTING AND QUALIFICATION OF COMMON STOCK.

        The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock upon any exercise of an Option or pursuant to an Award of Restricted Stock until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, Beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

10.7    WITHHOLDING TAXES.

        The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Awards granted pursuant to the Plan including, but not limited to (i) accepting a remittance from the Participant in cash, or in the Committee's discretion in Mature Shares, (ii) deducting the amount required to be withheld from any other amount then or thereafter payable by the Corporation to a Participant, Beneficiary or legal representative or from any Shares due to the Participant under the

Plan, (iii) requiring a Participant, Beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing Common Stock or (iv) any combination of the foregoing. In addition, subject to such rules and regulations as the Committee shall from time to time establish, Participants shall be permitted to satisfy federal, state and local taxes, if any, imposed upon the payment of Awards in Common Stock at a rate up to such Participant's maximum marginal tax rate with respect to each such tax by (i) irrevocably electing to have the Corporation deduct from the number of Shares otherwise deliverable upon exercise of an Award such number of Shares as shall have a value equal to the amount of tax to be withheld, (ii) delivering to the Corporation such portion of the Common Stock delivered in payment of the Award as shall have a value equal to the amount of tax to be withheld, or (iii) delivering to the Corporation such number of Mature Shares or combination of Mature Shares and cash as shall have a value equal to the amount of tax to be withheld.

10.8    NON-TRANSFERABILITY/DESIGNATION AND CHANGE OF BENEFICIARY.

  (a)
  An Award granted hereunder shall not be assignable or transferable other than by will or by the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative, except that a Participant may, if permitted by the Committee, in its discretion, transfer an Award, or portion thereof, to one or more members of the Participant's Immediate Family.

  (b)
  Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participants' death, and in no event shall it be effective as of a date prior to such receipt.

10.9    PAYMENTS TO PERSONS OTHER THAN A PARTICIPANT.

        If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

10.10    NO LIABILITY OF COMMITTEE MEMBERS.

        No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The indemnification provided for in this Section 10.10 shall be in addition to any rights of indemnification such Committee member has as a director or officer pursuant to law, under the Certificate of Incorporation or By-Laws of the Corporation.

10.11    AMENDMENT OR TERMINATION.

        Except as to matters that in the opinion of the Corporation's legal counsel require stockholder approval, any provision of the Plan may be modified as to a Participant by an individual agreement approved by the Committee. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board without the approval of the stockholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Subject to earlier termination pursuant to the provisions of this Section, and unless the stockholders of the Corporation shall have approved an extension of the Plan beyond such date, the Plan shall terminate and no further Awards shall be made under the Plan after the tenth (10th) anniversary of the Effective Date of the Plan specified in Section 10.15 hereof.

10.12    UNFUNDED PLAN.

        The Plan is intended to constitute an unfunded deferred compensation arrangement.

10.13    GOVERNING LAW.

        The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the principles of conflicts of law thereof.

10.14    NON-UNIFORM DETERMINATIONS.

        The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive Discretionary Options or other Awards (other than Non-Discretionary Options), whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Participant, (b) the terms and provisions of Awards, and (c) the treatment of termination of service.

10.15    EFFECTIVE DATE.

        The Plan was originally effective September 11, 2000. This Amended and Restated Plan is effective March 24, 2003, subject to stockholder approval.

10.16    NO ILLEGAL TRANSACTIONS.

        The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Award, Participants shall not be entitled to exercise or receive benefits under, any Award, and the Corporation shall not be obligated to deliver any Shares or deliver any benefits to a Participant, if such exercise or delivery would constitute a violation by the Participant or the Corporation of any applicable law or regulation.

10.17    SEVERABILITY.

        If any part of the Plan is declared by any court of governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in manner which will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

MACK-CALI REALTY CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoint(s) Mitchell E. Hersh, Timothy M. Jones, Barry Lefkowitz, Roger W. Thomas and Michael A. Grossman, or any of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of Mack-Cali Realty Corporation (the "Company") to be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302, on Tuesday, May 13, 2003, at 2:00 p.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER MATTERS SHOULD PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS. ANY PRIOR PROXY IS HEREBY REVOKED.

(change of address/comments)

(to be signed on the other side) See Reverse Side

/*\ Fold And Detach Here /*\

MACK-CALI REALTY CORPORATION

2003 ANNUAL MEETING OF STOCKHOLDERS

DATE:	MAY 13, 2003
TIME:	2:00 P.M.
PLACE:	HYATT REGENCY JERSEY CITY ON THE HUDSON HARBORSIDE FINANCIAL CENTER 2 EXCHANGE PLACE JERSEY CITY, NEW JERSEY 07302

☒	Please mark your votes as indicated in this example.

The Board of Directors recommends a vote "FOR" Proposal numbers 1, 2 and 3.

	FOR	WITHHELD
1. The Election of Directors:
For, except vote withheld from the following nominee(s):	☐	☐

NOMINEES FOR DIRECTOR:

01.
Martin S. Berger, 02. John R. Cali,
03.
Mitchell E. Hersh, 04. Irvin D. Reid

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2003.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Approval of amendment to, and restatement of, the 2000 Director Stock Option Plan to provide for the issuance of restricted stock and other stock-based awards to members of the Board of Directors of the Company.	☐	☐	☐

        In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting. Any prior proxy authorized by the undersigned is hereby revoked. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the related Proxy Statement dated April 9, 2003.

Signature(s)	Date

NOTE: Please sign exactly as your name or names appear on the records of the Company and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title.

/*\ Fold and Detach Proxy Card Here and Return In Enclosed Envelope /*\

[GRAPHIC APPEARS HERE]

MACK-CALI REALTY CORPORATION

Proxy Voting Instructions

        Your vote is important. Authorizing the proxies named herein to cast your vote in one of the three ways described on this instruction card, each of which is permitted by the Maryland General Corporation Law, votes all common shares of Mack-Cali Realty Corporation that you are entitled to vote. We urge you to promptly authorize the proxies named herein to cast your vote by:

[GRAPHIC OMITTED]	• Accessing the World Wide Web site http: //www.eproxyvote.com/cli to vote via the Internet.
[GRAPHIC OMITTED]
• Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.
[GRAPHIC OMITTED]
• Completing dating, signing and mailing the proxy card in the postage-paid envelope included with proxy statement or sending it to Mach- Cali Reality Corporation, c/o EquiServe Trust Company, N.A., P.O. Box 8643, Edison, New Jersey 08818-9229.

QuickLinks

SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
MACK-CALI REALTY CORPORATION 11 Commerce Drive Cranford, New Jersey 07016
MACK-CALI REALTY CORPORATION 11 Commerce Drive Cranford, New Jersey 07016 PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
2002 Directors' Compensation
EXECUTIVE COMPENSATION
Summary Compensation Table
AGGREGATED OPTION/WARRANT/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MACK-CALI REALTY CORPORATION, THE S&P 500 INDEX AND THE NAREIT EQUITY REIT INDEX
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PROPOSAL NO. 3
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
MACK-CALI REALTY CORPORATION AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
PURPOSE
COMPOSITION AND MEETINGS
RESPONSIBILITIES AND DUTIES
LIMITATION OF COMMITTEE'S ROLE
REPORT
AMENDED AND RESTATED 2000 DIRECTOR STOCK OPTION PLAN